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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PRA HEALTH SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 21, 2017

Dear Fellow Stockholders:

        Please join us for the PRA Health Sciences, Inc. Annual Meeting of Stockholders on Thursday, June 1, 2017, at 9:00 a.m. EDT at our headquarters at 4131 ParkLake Avenue, 6th Floor, Raleigh, North Carolina 27612.

        In accordance with the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet, we sent stockholders of record at the close of business on April 5, 2017 a Notice of Internet Availability of Proxy Materials on or about April 21, 2017. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

        Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

        Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote in person at the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting.

        Thank you for your continued support of PRA Health Sciences, Inc.

Sincerely,
Colin Shannon President, Chief Executive Officer and Chairman of the Board of Directors

PROXY VOTING METHODS

        If at the close of business on April 5, 2017, you were a stockholder of record or held shares through a broker or nominee, you may vote your shares by proxy on the Internet, by telephone or by mail. For shares held of record or through a broker or nominee, you may also vote in person at the Annual Meeting of Stockholders on June 1, 2017. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote on the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies or change your vote at the times and in the manners described on page 4 of the Proxy Statement.

        If you are a stockholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 31, 2017 to be counted.

To vote by proxy:

BY INTERNET

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  Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

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  You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials ("Notice") or your proxy card.

BY TELEPHONE

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  From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

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  You will need the 16-digit number included on your Notice or your proxy card.

BY MAIL

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  If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice.

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  When you receive the proxy card, mark your selections on the proxy card.

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  Date and sign your name exactly as it appears on your proxy card.

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  Mail the proxy card in the enclosed postage-paid envelope that will be provided to you.

To vote in person:

        If you plan to attend the Annual Meeting and vote in person, you must present a form of personal identification (such as a driver's license) along with your Notice, proxy card or proof of ownership (and if your shares are held in street name, a bank or brokerage account statement as proof of ownership). You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or nominee) giving you the right to vote the shares.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

PRA HEALTH SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m. EDT on June 1, 2017
PLACE	PRA Health Sciences, Inc. 4131 ParkLake Avenue, 6th Floor, Raleigh, North Carolina 27612
ITEMS OF BUSINESS	1.	To elect the two Class III director nominees listed herein.
	2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.
	3.	To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.
	4.	To recommend, in a non-binding advisory vote, whether a non-binding advisory vote to approve executive compensation should occur every one, two or three years.
	5.	To approve our employee stock purchase plan.
	6.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 5, 2017.
VOTING BY PROXY
To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a paper proxy card to complete, sign and return by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,
Linda Baddour Corporate Secretary

This Notice of Annual Meeting and Proxy Statement are being distributed or made available, as the case may be,
on or about April 21, 2017.

i

PRA HEALTH SCIENCES, INC.
4130 ParkLake Avenue, Suite 400
Raleigh, NC 27612
Telephone: (919) 786-8200

PROXY STATEMENT
Annual Meeting of Stockholders
June 1, 2017
9:00 a.m. EDT

GENERAL INFORMATION

Why am I being provided with these materials?

        We are providing this Proxy Statement to you in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors") of PRA Health Sciences, Inc. (the "Company") of proxies to be voted at our Annual Meeting of Stockholders to be held on June 1, 2017 (the "Annual Meeting"), and at any postponements or adjournments of the Annual Meeting. On or about April 21, 2017, we have either (1) delivered to you a Notice of Internet Availability of Proxy Materials ("Notice") and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail.

What am I voting on?

        There are five proposals scheduled to be voted on at the Annual Meeting:

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  Proposal No. 1: Election of the two Class III director nominees listed in this Proxy Statement (the "director nominee proposal").

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  Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017 (the "auditor ratification proposal").

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  Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to our named executive officers (the "say-on-pay proposal").

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  Proposal No. 4: Recommendation, in a non-binding advisory vote, of whether say-on-pay proposals should occur every one, two or three years (the "say-on-frequency proposal").

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  Proposal No. 5: Approval of the PRA Health Sciences, Inc. 2017 Employee Stock Purchase Plan (the "ESPP proposal").

Who is entitled to vote?

        Stockholders as of the close of business on April 5, 2017 (the "Record Date") may vote at the Annual Meeting. As of that date, there were 62,253,722 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

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  Held directly in your name as "stockholder of record" (also referred to as "registered stockholder");

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  Held for you in an account with a broker, bank or other nominee (shares held in "street name")—street name holders generally cannot vote their shares directly and instead must instruct the broker or nominee how to vote their shares; and

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  Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?

        The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions and shares represented by "broker non-votes" (as described below) are counted as present and entitled to vote for purposes of determining a quorum.

What is a "broker non-vote" and how does it affect voting on each item?

        A broker non-vote occurs if you hold your shares in street name, don't provide voting instructions to your broker on a proposal, and your broker does not have discretionary authority to vote on such proposal. In such circumstances the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. Proposal No. 1 (the director nominee proposal), Proposal No. 3 (the say-on-pay proposal), Proposal No. 4 (the say-on-frequency proposal) and Proposal No. 5 (the ESPP proposal) are considered non-routine matters and a broker will lack the authority to vote shares at its discretion on such proposals. Proposal No. 2 (the auditor ratification proposal) is considered a routine matter and a broker will be permitted to exercise its discretion on that proposal.

How many votes are required to approve each proposal?

        With respect to Proposal No. 1 (the director nominee proposal), all elections of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality vote requirement means that the two director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

        For any other proposal being considered at the Annual Meeting, approval of the proposal requires a vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal.

        With respect to each of Proposal No. 3 (the say-on-pay proposal) and Proposal No. 4 (the say-on-frequency proposal), because your votes are advisory, they will not be binding upon our Board, will not overrule any decision by our Board and will not create or imply any additional fiduciary duties on our Board or any member thereof. However, our Compensation Committee will take into account the outcome of the votes when considering future executive compensation arrangements.

How are votes counted?

        With respect to Proposal No. 1 (the director nominee proposal), you may vote "FOR" or "WITHHOLD" with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld and broker non-votes will have no effect on the outcome of Proposal No. 1.

        With respect to each of Proposal No. 2 (the auditor ratification proposal), Proposal No. 3 (the say-on-pay proposal) and Proposal No. 5 (the ESPP proposal), you may vote "FOR," "AGAINST" or "ABSTAIN".

        With respect to Proposal No. 4 (the say-on-frequency proposal), you may vote "ONE YEAR," "TWO YEARS," "THREE YEARS" or "ABSTAIN."

        For each of Proposal No. 2 (the auditor ratification proposal), Proposal No. 3 (the say-on-pay proposal), Proposal No. 4 (the say-on-frequency proposal) and Proposal No. 5 (the ESPP proposal), abstentions will be counted as a vote "AGAINST" such proposal. Broker non-votes will have no effect on the outcome of Proposal No. 3 (the say-on-pay proposal), Proposal No. 4 (the say-on-frequency proposal) or Proposal No. 5 (the ESPP proposal).

Who will count the vote?

        Representatives of Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate the votes, and representatives of Broadridge will act as inspectors of election.

How does the Board recommend that I vote?

        Our Board recommends that you vote your shares:

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  "FOR" each of the nominees to the Board set forth in this Proxy Statement.

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  "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.

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  "FOR" the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

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  For every "ONE YEAR," on a non-binding, advisory basis, with respect to how frequently a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur.

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  "FOR" the approval of the PRA Health Sciences, Inc. 2017 Employee Stock Purchase Plan.

        If you just sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the Board's recommendations.

How do I vote my shares without attending the Annual Meeting?

        If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

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  By Internet—You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or your proxy card in order to vote by Internet.

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  By Telephone—You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice or your proxy card in order to vote by telephone.

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  By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

        If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

        Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on May 31, 2017 for the voting of shares held by stockholders of record or held in street name.

        Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 31, 2017.

How do I vote my shares in person at the Annual Meeting?

        First, as discussed below, you must satisfy the requirements for admission to the Annual Meeting. Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice, proxy card or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

        Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

What does it mean if I receive more than one Notice or proxy card on or about the same time?

        It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

May I change my vote or revoke my proxy?

        Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and/or revoke your proxy by:

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  Sending a written statement to that effect to our Corporate Secretary or to any corporate officer of the Company, provided such statement is received no later than May 31, 2017;

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  Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on May 31, 2017;

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  Submitting a properly signed proxy card with a later date that is received no later than May 31, 2017; or

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  Attending the Annual Meeting, revoking your proxy and voting in person.

        If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Do I need a ticket to be admitted to the Annual Meeting?

        You will need your proof of identification along with either your Notice or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of PRA Health Sciences, Inc. stock, such as a bank or brokerage account statement.

Do I also need to present identification to be admitted to the Annual Meeting and what can I bring with me?

        Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting. Please note that no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Could other matters be decided at the Annual Meeting?

        At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

        If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors divided into three classes. James C. Momtazee and Colin Shannon constitute a class with a term that expires at the Annual Meeting of Stockholders in 2017 (the "Class III Directors"); Max C. Lin and Matthew P. Young constitute a class with a term that expires at the Annual Meeting of Stockholders in 2018 (the "Class I Directors"); and Ali J. Satvat, Jeffrey T. Barber and Linda S. Grais, M.D. constitute a class with a term that expires at the Annual Meeting of Stockholders in 2019 (the "Class II Directors").

        On the recommendation of the independent directors, the Board of Directors has considered and nominated the following slate of Class III nominees for a three-year term expiring in 2020: James C. Momtazee and Colin Shannon. Action will be taken at the Annual Meeting for the election of these two Class III nominees.

        Unless otherwise instructed, the persons named in the form of proxy card (the "proxyholders") attached to this Proxy Statement intend to vote the proxies held by them for the election of James C. Momtazee and Colin Shannon. If any of these two nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Nominees for Election to the Board of Directors in 2017

        The following information describes the offices held, other business directorships and the class and term of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under "Ownership of Securities" below.

Class III—Nominees for Term Expiring in 2020

Name	Age	Principal Occupation and Other Information
Colin Shannon	57	On January 1, 2010, Mr. Shannon was named PRA's President and Chief Executive Officer and as a director of the Company. He is currently the Chairman of our Board. Mr. Shannon joined PRA in 2007, serving first as President and Chief Operating Officer. Prior to joining PRA, he was Executive Vice President, Global Clinical Operations at Pharmaceutical Product Development, Inc. (now known as Pharmaceutical Product Development LLC) or PPD. During his 12 year tenure with PPD, he held various leadership roles, including Chief Operating Officer for its European division and Chief Financial and Administration Officer for Europe and the Pacific Rim. Prior to joining PPD, Mr. Shannon had more than 15 years of experience in a variety of financial and accounting positions in the utility and multimedia industries. Mr. Shannon earned his M.B.A. from London's City University and is a fellow member of the Chartered Association of Certified Accountants.
James C. Momtazee	45

A director of the Company since September 2013, Mr. Momtazee is a Member of KKR Management LLC, the general partner of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), and Head of the Americas Health Care industry team within KKR's Private Equity platform. He previously served on the boards of directors of Jazz Pharmaceuticals plc from 2004 to 2014, HCA Holdings Inc. from 2006 to 2014 and Lake Region Medical from 2005 to 2015. Prior to joining KKR, Mr. Momtazee was with Donaldson, Lufkin & Jenrette. He holds an A.B. from Stanford University and an M.B.A. from Stanford University Graduate School of Business.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Continuing Members of the Board of Directors

        The following information describes the offices held, other business directorships and the class and term of each director whose term continues beyond the Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under "Ownership of Securities" below.

Class I—Directors Whose Term Expires in 2018

Name	Age	Principal Occupation and Other Information
Max C. Lin	36	A director of the Company since September 2013, Mr. Lin is a Director on the Health Care industry team within KKR's Private Equity platform. He also has served on the board of directors of Air Medical Group Holdings since 2015. He previously served on the board of directors of Biomet, Inc. from 2011 to 2015. Prior to joining KKR, Mr. Lin was with Morgan Stanley from 2003 to 2005 where he was involved in a number of mergers, acquisitions and financing transactions. He holds a B.S. and B.A.S. from the University of Pennsylvania and an M.B.A. from Harvard Business School.
Matthew P. Young	48

A director of the Company since February 2015, Mr. Young has served as Senior Vice President and Chief Financial Officer of Jazz Pharmaceuticals plc, since March 2014 and was promoted to Executive Vice President in February 2015. Prior to his appointment as CFO he served as Senior Vice President, Corporate Development beginning in April 2013. He also has served on the board of directors and as chairman of the audit committee of CytomX Therapeutics since November 2015. Prior to joining Jazz Pharmaceuticals, Mr. Young worked in investment banking for approximately 20 years. From February 2009 to April 2013, Mr. Young served as a managing director in global healthcare of Barclays Capital Inc., where his role included acting as the co-head of life sciences at Barclays Capital. From 2007 to 2008, Mr. Young served as a managing director of Citigroup Global Markets Inc., and from 2003 to 2007 he served as a managing director of Lehman Brothers Inc. From 1992 to 2003, Mr. Young served in various capacities at other investment banking firms. Mr. Young received a B.S. in Economics and an M.B.A. from the Wharton School of the University of Pennsylvania.

Class II—Directors Whose Term Expires in 2019

Name	Age	Principal Occupation and Other Information
Jeffrey T. Barber	64	A director of the Company since November 2014, Mr. Barber is a Managing Director with Fennebresque & Co., a Charlotte, North Carolina-based investment banking firm, where he focuses on healthcare and technology. Mr. Barber joined Fennebresque & Co. in 2009 after retiring from PricewaterhouseCoopers where he worked for 31 years and served as the Managing Partner of the Raleigh office for 14 years. Mr. Barber currently serves on the board of directors and as chair of the audit committees of Ply Gem Holdings, Inc. since January 2010 and SciQuest, Inc. since March 2010. He previously served on the board of directors and as chair of the audit committee of LipoScience, Inc. from June 2013 through November 2014. He also currently serves on the Board of Trustees of Blue Cross and Blue Shield of North Carolina since January 2009. Mr. Barber holds a B.S. in Accounting from the University of Kentucky.
Linda S. Grais, M.D.	61

A director of the Company since October 2015, Dr. Grais has served as a member of the board of directors of Ocera Therapeutics, Inc. since January 2008 and as President and Chief Executive Officer of Ocera Therapeutics, Inc. since June 2012. Prior to her employment by Ocera, Dr. Grais served as a managing member at InterWest Partners, a venture capital firm from May 2005 until February 2011. From July 1998 to July 2003, Dr. Grais was a founder and executive vice president of SGX Pharmaceuticals Inc., a drug discovery company focusing on new treatments for cancer. Prior to that, she was a corporate attorney at Wilson Sonsini Goodrich & Rosati, where she practiced in such areas as venture financings, public offerings and strategic partnerships. Before practicing law, Dr. Grais worked as an assistant clinical professor of Internal Medicine and Critical Care at the University of California, San Francisco. Dr. Grais received a B.A. from Yale University, an M.D. from Yale Medical School and a J.D. from Stanford Law School. She currently serves on the board of directors of Arca Biopharma, Inc. and sits on its compensation and nominating and governance committees.

Name	Age	Principal Occupation and Other Information
Ali J. Satvat	39

A director of the Company since September 2013, Mr. Satvat is a Member of KKR Management, LLC, the general partner of KKR, on the Health Care industry team within KKR's Americas Private Equity platform. He leads KKR's Health Care Strategic Growth investing efforts and sits on the Health Care Strategic Growth Investment Committee and the Health Care Strategic Growth Portfolio Management Committee. He also has served on the boards of directors of Coherus BioSciences, Inc. since 2014 and various private health care companies. Prior to joining KKR, Mr. Satvat was a Principal with Apax Partners, where he invested in health care from 2006 to 2012, served as a director of TZ Holdings (The TriZetto Group, Inc.) from 2008 to 2012 and Chiron Holdings (Kinetic Concepts, Inc. and LifeCell Corporation) from 2011 to 2012 and was actively involved with many of the firm's successful growth investments. Previously, Mr. Satvat held various positions with Johnson & Johnson Development Corporation, Audax Group and The Blackstone Group. He holds an A.B. from Harvard College and an M.B.A. from the Wharton School of the University of Pennsylvania.

 THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

        Our Board manages or directs the business and affairs of the Company as provided by Delaware law, and in 2016 conducted its business through meetings of the Board and two standing committees: the Audit Committee and the Compensation Committee. Prior to our initial public offering on November 18, 2014 ("IPO"), affiliates of KKR owned approximately 100% of our Company. Following our IPO and a subsequent secondary offering of shares by affiliates of KKR and certain of our executive officers in March 2016, affiliates of KKR owned more than 50% of our Company, and we were a "controlled company" within the meaning of the NASDAQ Global Select Market ("NASDAQ") corporate governance standards. As a result of being a "controlled company" we chose not to comply with certain NASDAQ corporate governance standards, including the requirement that a majority of the Board of Directors consist of independent directors, that we have a compensation committee that is composed entirely of independent directors and that director nominations be made or recommended to the full Board by a majority of our independent directors or by a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities.

        Following the completion of another secondary offering of shares by affiliates of KKR on May 6, 2016 (the "May 2016 Secondary"), affiliates of KKR owned less than a majority of the outstanding shares of our common stock and we ceased to be a "controlled company."

        As a result of the foregoing, under the phase-in schedule in the NASDAQ corporate governance standards, we were required, (i) from and after the closing date of the May 2016 Secondary, to have director nominations made or recommended to the full Board by a majority of our independent directors, and (ii) within 90 days of the closing date of the May 2016 Secondary (or by August 4, 2016), to have a majority independent compensation committee. Accordingly, effective upon the completion of the May 2016 Secondary, the Board added two independent directors (Dr. Grais and Mr. Young) to our Compensation Committee and Messrs. Lin and Satvat resigned from the Compensation Committee effective July 29, 2016. In addition, shortly after the completion of the May 2016 Secondary, the Board adopted a director nomination policy to be utilized by the independent directors in recommending director nominees to the Board. Effective April 12, 2017, Dr. Grais replaced Mr. Momtazee as Chairperson of the Compensation Committee.

        In connection with our ceasing to be a "controlled company," we are also required, within one year of the May 2016 Secondary (or by May 6, 2017), to have a majority of independent directors on our Board and to have all members of the compensation committee be independent. Our Board is currently in the process of taking steps to comply with these requirements prior to May 6, 2017.

        The "controlled company" exception that we previously relied upon did not modify the independence requirements for our audit committee, and we remain in compliance with the applicable requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the NASDAQ corporate governance standards relating to our audit committee. These rules require that our audit committee be composed of at least three members, all of whom must be independent. Our audit committee currently consists of three independent directors.

        The stockholders agreement described below under "Transactions with Related Persons" provides that KKR will have the right to nominate to our Board a number of designees approximately equal to the percentage of voting power of all shares of the Company's capital stock entitled to vote generally in the election of directors as collectively beneficially owned by KKR. Currently, KKR has appointed three directors (Messrs. Lin, Momtazee and Satvat) to our Board. The agreement among the stockholders regarding the appointment of directors will remain until the earlier of a change in control or the last date permitted by applicable law, including any NASDAQ requirements. See "Transactions with Related Persons—Arrangements with KKR—Stockholders Agreement."

Director Independence and Independence Determinations

        Under our Corporate Governance Guidelines and NASDAQ rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

        The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NASDAQ listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com), the Board will consider all relevant facts and circumstances in making an independence determination. The Board's policy is to review the independence of all directors at least annually.

        In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

        Our Board undertook its annual review of director independence and, as a result of this review, our Board affirmatively determined that each of Mr. Barber, Mr. Young and Dr. Grais are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of the listing requirements of NASDAQ. Our Board has also determined that Mr. Barber, Mr. Young and Dr. Grais are "independent" for purposes of Section 10A(m)(3) of the Exchange Act and that Mr. Young and Dr. Grais are "independent" for purposes of Section 10C(a)(3) of the Exchange Act.

Board Structure

        Our amended and restated bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Mr. Shannon serves as Chairman of the Board, President and Chief Executive Officer of the Company. The combined role of Chairman and Chief Executive Officer, in the case of the Company, means that the Chairman of the Board has longstanding experience with the pharmaceutical industry and ongoing executive responsibility for the Company. In the Board's view, this enables the Board to better understand the Company and work with management to enhance stockholder value. In addition, this enables the Chief Executive Officer to effectively communicate the Board's view to management, thereby ensuring a common purpose. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Committees and Meetings

        The following table summarizes the current membership of each of the Board's Committees.

	Audit Committee	Compensation Committee
Colin Shannon
Jeffrey T. Barber	X, Chair
Linda S. Grais, M.D.	X	X, Chair
Max C. Lin
James C. Momtazee		X
Ali J. Satvat
Matthew P. Young	X	X

        Our Corporate Governance Guidelines provide that all directors are expected to make best efforts to attend all meetings of the Board, meetings of the committees of which they are members, and the annual meeting of stockholders. During the year ended December 31, 2016, the Board held 7 meetings, the Audit Committee held 4 meetings and the Compensation Committee held 4 meetings. Each director attended at least 75% of the meetings of the Board and committees of which he or she was a member (held during the period in which he or she was a director and served on any such committee). Other than Mr. Momtazee and Mr. Satvat, all of our directors then in office (5 directors in total) attended our 2016 annual meeting of stockholders.

Committee Membership

Audit Committee

        Our Audit Committee currently consists of Mr. Barber, Mr. Young and Dr. Grais, each of whom have been determined to be "independent" under our Corporate Governance Guidelines and NASDAQ rules applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including the Company's balance sheet, statement of operations and cash flow statement, pursuant to the requirements of the rules and regulations of the NASDAQ. In addition, our Board has determined that Mr. Barber and Mr. Young qualify as audit committee financial experts as defined by applicable Securities and Exchange Commission ("SEC") regulations. The Board reached its conclusion as to Mr. Barber's and Mr. Young's qualification based on, among other things, Mr. Barber's tenure as a partner at a national public accounting firm and Mr. Young's experience as a chief financial officer of a global pharmaceuticals company, as well as his tenure in investment banking.

        The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com, and include the following:

  •
  carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

  •
  selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;

  •
  reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;

  •
  reviewing reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company's internal controls;

  •
  reviewing the work of our internal audit function; and

  •
  reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management.

        With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or other public dissemination in accordance with applicable rules and regulations of the SEC.

        On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company's risk management policies and procedures. See "Oversight of Risk Management" below.

Compensation Committee

        Our Compensation Committee currently consists of Dr. Grais, Mr. Young and Mr. Momtazee. Dr. Grais and Mr. Young have been determined to be "independent" consistent with the rules of the SEC, NASDAQ listing rules applicable to boards of directors in general and compensation committees in particular, our Corporate Governance Guidelines and the charter of the Compensation Committee. During the course of 2016, our Compensation Committee consisted of Messrs. Lin, Momtazee, Satvat and Young and Dr. Grais. Dr. Grais and Mr. Young were appointed to the Compensation Committee on May 6, 2016 and Messrs. Lin and Satvat resigned from the Compensation Committee effective July 29, 2016. Effective April 12, 2017, Dr. Grais replaced Mr. Momtazee as Chairperson of the Compensation Committee.

        The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com, and include the following:

  •
  establishing and reviewing the overall compensation philosophy of the Company;

  •
  reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers' compensation, including annual performance objectives, if any;

  •
  evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;

  •
  reviewing and approving or making recommendations to the Board on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;

  •
  considering policies and procedures pertaining to expense accounts of senior executives;

  •
  reviewing and approving, or making recommendations to the Board of Directors with respect to, incentive-compensation plans and equity-based plans that are subject to the approval of the Board of Directors, and overseeing the activities of the individuals responsible for administering those plans;

  •
  reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company's stockholders;

  •
  reviewing and making recommendations to the Board of Directors, or approving, all equity-based awards, including pursuant to the Company's equity-based plans;

  •
  monitoring compliance by executives with the rules and guidelines of the Company's equity-based plans; and

  •
  reviewing and monitoring all employee retirement, profit sharing and benefit plans of the Company.

        With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis for inclusion in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits it to delegate any or all of its authority to one or more subcommittees. It also permits the

Compensation Committee to delegate to one or more officers of the Company the authority to make awards under the Company's incentive-compensation or other equity-based plan to any non-Section 16 officer of the Company, subject to compliance with the plan and the laws of the state of the Company's incorporation.

        The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. On October 20, 2015, the Compensation Committee engaged the services of Pearl Meyer & Partners, LLC ("Pearl Meyer") as an independent compensation consultant to provide advice to the Compensation Committee related to the Company's executive and non-employee director compensation programs.

        None of the Company's management participated in the Compensation Committee's decision to retain Pearl Meyer. Pearl Meyer reports directly to the Compensation Committee and the Compensation Committee may replace Pearl Meyer or hire additional consultants at any time. Pearl Meyer attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chairperson between meetings; however, the Compensation Committee makes all decisions regarding the compensation of the Company's executive officers.

        Pearl Meyer provides various executive compensation services to the Compensation Committee with respect to the Company's executive officers and other key employees pursuant to a written consulting agreement with the Compensation Committee. The services Pearl Meyer provides under the agreement include advising the Compensation Committee on the principal aspects of the Company's executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of the Company's program design and the Company's award values in relationship to its performance.

        The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee conducted a review of its relationship with Pearl Meyer in April 2017, and determined that Pearl Meyer's work for the Compensation Committee had not raised any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and NASDAQ.

Oversight of Risk Management

        Our Chief Executive Officer and other executive officers are responsible for day-to-day risk management of the Company and our Board oversees management's activities through both the full Board and its committees. Our executive officers regularly report to the non-executive directors, the Audit Committee and the Compensation Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The Board oversees general business and market risk management, our Audit Committee oversees risk management with respect to financial statements, accounting, financial controls and compliance with legal and regulatory requirements and our Compensation Committee oversees risk management with respect to our compensation plans, policies and procedures. Internal audit reports functionally and administratively to our Chief Financial Officer and directly to the Audit Committee.

Executive Sessions

        Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session.

Committee Charters and Corporate Governance Guidelines

        Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board's views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board.

        Our Corporate Governance Guidelines, our Audit and Compensation Committee charters and other corporate governance information are available on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com. Any stockholder also may request them in print, without charge, by contacting the Corporate Secretary at 4130 ParkLake Avenue, Suite 400, Raleigh, North Carolina 27612.

Code of Conduct

        We maintain a Code of Conduct that is applicable to all of our directors, officers and employees, including our Chairman, Chief Executive Officer, Chief Financial Officer, Controller and other senior financial officers. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business conduct and fair dealing. This Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in the Code of Conduct or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.

        The Code of Conduct may be found on the Corporate Governance page of the Investor Relations section on our website at www.prahs.com.

        As described in our Code of Conduct, the Company's directors, officers and employees are provided with three avenues through which they can report violations or suspected violations with respect to addressing any ethical questions or concerns: a toll-free phone line, in writing, and a website. The toll-free number for the Company's directors, officers and employees is available 24 hours a day, 7 days a week. Directors, officers and employees may also report integrity concerns via the Web. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

Director Nomination Process

        We do not currently have a nominating committee or any other committee serving a similar function. Director nominations, other than with respect to those directors whom KKR has the right to nominate under the stockholders agreement described below under "Transactions with Related Persons," are required to be approved by a vote of a majority of our independent directors as required under NASDAQ rules and regulations. The Board believes that the independent directors (Dr. Grais and Messrs. Barber and Young) can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. In May 2016, the Board adopted a director nomination policy to describe the process by which our independent directors select candidates for possible inclusion in the Company's recommended slate of director nominees.

        We believe that the current process we have in place functions to select director nominees who will be valuable members of our Board of Directors. The independent directors weigh the characteristics, experience, independence and skills of potential candidates for election, and, in considering candidates, they also assess the size, composition and combined expertise of the current Board. When evaluating a person for nomination for election to the Board, the qualifications and skills considered by our independent directors, include, but are not limited to, whether or not the person will qualify as a director who is "independent" under applicable laws and regulations, including applicable NASDAQ rules; whether the person is qualified under applicable laws and regulations to serve as a director of the Company; whether the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director; the contribution that the person can make to the Board, with consideration being given to the person's business experience, education and such other factors as the Board may consider relevant; the character and integrity of the person; and the director qualification standards in our Corporate Governance Guidelines.

        In addition, although the independent directors consider diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. Our independent directors may use multiple sources to identify potential candidates, including their own contacts and referrals from other directors, members of management, the Company's advisors and executive search firms. The independent directors utilize the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the independent directors seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board's effectiveness.

        In connection with its annual evaluation of a slate of nominees, the independent directors may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

        Mr. Momtazee, who has served on our Board since 2013, was recommended by KKR as a director nominee pursuant to the stockholders' agreement described below under "Transactions with Related Persons."

        Mr. Shannon has served on our Board since 2013. Mr. Shannon was first recommended as a director nominee by our non-management directors. On September 23, 2013, the Board voted unanimously to appoint Mr. Shannon as a director of the Board.

        When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the independent directors focused primarily on each person's background and experience as reflected in the information discussed in each of the directors' individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. Once appointed, directors serve until they resign or are removed by the stockholders.

        In particular, the independent directors considered the following important characteristics: (i) Mr. Momtazee, Mr. Satvat and Mr. Lin are representatives appointed by affiliates of KKR, our principal stockholder, and have significant financial, investment and operational experience from their involvement in KKR's investment in numerous portfolio companies and have played active roles in overseeing those businesses, (ii) Mr. Shannon, our Chief Executive Officer, has more than 20 years of experience in our industry, having held leadership roles of increasing responsibility at PPD for twelve years before joining our Company, (iii) Mr. Barber was a partner at PricewaterhouseCoopers for 20 years and has extensive experience with multi-national companies in the healthcare and technology industries, (iv) Mr. Young is chief financial officer of Jazz Pharmaceuticals plc and has extensive financial and investment experience from that position, as well as nearly 20 years of experience in investment banking and (v) Dr. Grais is president and chief executive officer of Ocera

Therapeutics, Inc. and has extensive experience in the healthcare field as a physician, attorney, and biotechnology entrepreneur.

        This process resulted in the independent directors' recommendation of, and the Board of Director's subsequent nomination of, the two incumbent directors named in this Proxy Statement and proposed for election by stockholders at the Annual Meeting.

        The independent directors will consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, 4130 ParkLake Avenue, Suite 400, Raleigh, North Carolina 27612. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the independent directors for their consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the section entitled "Stockholder Proposals for the 2018 Annual Meeting."

Communications with the Board

        As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit or Compensation Committees or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary, 4130 ParkLake Avenue, Suite 400, Raleigh, North Carolina 27612, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

Executive Officers of the Company

        Set forth below is certain information regarding each of our current executive officers, other than Mr. Shannon, whose biographical information is presented under "Class III—Nominees for Term Expiring in 2020."

Name	Age	Principal Occupation and Other Information
Linda Baddour	58	Ms. Baddour joined PRA in 2007 as Executive Vice President and Chief Financial Officer. Before joining PRA, Ms. Baddour was Chief Financial Officer at PPD from 2002 to 2007, Chief Accounting Officer from 1997 to 2002 and Corporate Controller from 1995 to 1997. Ms. Baddour earned her M.B.A. from the University of North Carolina at Wilmington and is also a Certified Public Accountant.
David W. Dockhorn, Ph.D.	56

Mr. Dockhorn joined PRA in 1997 as Vice President of Operations and Regional Director of our Lenexa, Kansas operations. In September 2007, Mr. Dockhorn was named Executive Vice President, Product Registration—The Americas and in January 2012 he was named Executive Vice President and Corporate Compliance Officer. Before joining PRA, Mr. Dockhorn worked for International Medical Technical Consultants, Inc., a CRO acquired by PRA in 1997. Mr. Dockhorn received his Ph.D. in neuroscience from Texas Tech University.

 PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. Following its annual evaluation of its independent registered public accounting firm, the Audit Committee considered whether there should be a rotation of such a firm and decided to appoint Deloitte & Touche LLP ("Deloitte") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. Deloitte has served as our independent registered accounting firm since December 20, 2013, and the Audit Committee and the Board believe that the continued retention of Deloitte to serve as the Company's independent registered public accounting firm is in the best interests of the Company and its stockholders. The Audit Committee has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting.

        Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

        Representatives of Deloitte are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

        The shares represented by your proxy will be voted for the ratification of the selection of Deloitte unless you specify otherwise.

Audit and Non-Audit Fees

        The following table presents fees for professional services rendered by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Group") for the audit of our financial statements for 2016 and 2015 and fees billed for other services rendered for those periods:

	2016	2015
Audit fees(1)	$2,936,837	$3,174,762
Audit-related fees(2)	321,000	—
Tax fees(3)	798,399	668,506
All other fees(4)	1,895	2,000

Total:	$4,058,131	$3,845,268

(1)
Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by the Deloitte Group for the audit of the Company's annual financial statements and the review of financial statements included in SEC filings. The fees are for services that are normally provided by the Deloitte Group in connection with statutory or regulatory filings or engagements. The 2015 audit fees include additional costs related to the year one audit for effectiveness of internal control over financial reporting and the 2016 audit fees include additional costs related to secondary offerings.

(2)
Includes fees billed by the Deloitte Group for financial and tax due diligence assistance and other services related to mergers and acquisitions activity in 2016.

(3)
Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by the Deloitte Group for tax compliance, tax advice and tax planning.

(4)
Includes the aggregate fees recognized in each of the last two fiscal years for products and services provided by the Deloitte Group, other than those services described above.

        The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte's independence and concluded that it was.

        Consistent with SEC policies regarding auditor independence and the Audit Committee's charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
"FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2017.

 PROPOSAL NO. 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 28 to 43. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

        The text of the resolution in respect of Proposal No. 3 is as follows:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        As discussed in the Compensation Discussion and Analysis, our executive compensation objectives are to attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy; to create and maintain our long-term equity value; to reward senior management in a manner aligned with our financial performance; and to align senior management's interests with our equity owners' long-term interests through equity participation and ownership. In considering their vote, stockholders may wish to review with care the information on the Company's compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis, as well as the discussion regarding the Compensation Committee on pages 13 to 14.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

 PROPOSAL NO. 4—NON-BINDING VOTE ON FREQUENCY OF
EXECUTIVE COMPENSATION ADVISORY VOTES

        In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to recommend, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers (that is, votes similar to the non-binding vote in Proposal No. 3 on page 20) should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.

        We believe a one-year frequency is most consistent with the Company's approach to compensation. Our reasons include:

  •
  We believe that an annual advisory vote on executive compensation will allow our stockholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year.

  •
  We believe that an annual advisory vote on executive compensation is consistent with our policy of seeking input from our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices even though it is not required by law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "ONE YEAR" WITH RESPECT TO HOW FREQUENTLY A STOCKHOLDER VOTE TO APPROVE, IN A NON-BINDING VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR.

 PROPOSAL NO. 5—APPROVAL OF THE PRA HEALTH SCIENCES, INC. 2017 EMPLOYEE STOCK PURCHASE PLAN

        On April 18, 2017, our Board adopted the PRA Health Sciences, Inc. 2017 Employee Stock Purchase Plan (the "ESPP"), pursuant to which 3,000,000 shares (subject to adjustment as described below) of the Company's common stock would be made available for purchase by our employees (and employees of any of our subsidiaries) who meet certain basic criteria. The ESPP is intended to qualify as an "employee stock purchase plan" pursuant to section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The ESPP will be administered by our Compensation Committee, although our Board has the authority to administer the ESPP as well.

        The purposes of the ESPP are to provide our eligible employees with a convenient means of acquiring an equity interest in our Company and to provide an incentive for employees' continued employment with us.

        As of April 17, 2017, approximately 13,000 employees were eligible to participate in the ESPP. The closing price of our common stock on NASDAQ on April 17, 2017 was $63.83.

Summary of the Employee Stock Purchase Plan

        Participation in the ESPP is open to any employee of ours (and any employee of our subsidiaries), except that the Compensation Committee may exclude one or more of the following categories of employees from participating in any offering period: (i) any employee who has a period of employment of less than two years (or some shorter period of employment as determined by the Compensation Committee); (ii) any employee whose customary employment is less than 20 hours per week (or at the discretion of the Compensation Committee a threshold less than 20 hours per week); (iii) any employee whose customary employment is less than five months per year (or at the discretion of the Compensation Committee a threshold less than five months per year); or (iv) any employee who is a "highly compensated employee" as defined in Section 414(q) of the Code (or any subset of highly compensated employees to the extent permitted by Section 423 of the Code). In addition, any employee who owns or beneficially owns 5% or more of our common stock or that of a subsidiary, including any beneficial ownership as a result of any rights to purchase under the ESPP, is excluded from participation in the ESPP.

        Under the terms of the ESPP, employees meeting these criteria (referred to as "Eligible Employees"), will be given the ability to purchase shares of our common stock by means of payroll deductions. Any Eligible Employee may, at his or her written instruction, specify that at least one percent and no more than ten percent of his or her base compensation for a pay period be deducted and applied toward the purchase of shares in accordance with the terms of the ESPP. The Compensation Committee, in its discretion, may also permit participants to make direct contributions to fund the purchase of stock under the ESPP, to the extent permitted by Section 423 of the Code. The maximum number of shares an Eligible Employee may purchase under the ESPP in a given offering period will be the whole number determined by dividing $12,500 by the fair market value of one share on the first day of the offering period. The price for shares purchased under the ESPP will generally be 85% of the lesser of (a) the fair market value of a share of our common stock on the first trading day of the offering period, or (b) the fair market value of a share of our common stock on the last day of the offering period, but the Compensation Committee may provide for a discount of less than 15% for any offering period. Fair market value generally will be the closing price per share of common stock on the date in question, as such price is reported on NASDAQ.

        Offering periods under the ESPP will generally be in six-month increments, commencing on January 1 and July 1 of each calendar year, but the Compensation Committee may establish different offering periods, which may not exceed 27 months. Eligible Employees may elect to participate in a given offering period by enrolling no later than three business days before the first day of an offering period. An Eligible Employee who does not enroll by this deadline may not participate in that offering period, but may participate in later offering periods as long as he or she remains an Eligible Employee.

        An Eligible Employee who enrolls may withdraw from participation by written notice at least 15 days before the end of an offering period. The termination of an Eligible Employee's employment with our Company or our subsidiary, as applicable, for any reason (including retirement, death or disability) will result in termination of such employee's participation in the ESPP. If an Eligible Employee withdraws, or when an Eligible Employee's employment ends, all accumulated contributions that have not previously been applied toward the purchase of shares under the ESPP will be returned to the Eligible Employee. An Eligible Employee may file a written designation of beneficiary with us, in which such Eligible Employee may designate the person or persons who are to receive any unallocated cash or shares of our common stock remaining in such Eligible Employee's account upon death.

        The purchase of shares under the ESPP occurs automatically on the last day of the offering period. For each Eligible Employee who has enrolled, and has not withdrawn nor terminated employment, the number of shares acquired will be determined by dividing the total amount of the Eligible Employee's accumulated contributions for the offering period by the exercise price for that offering period.

        As required by the Code, no Eligible Employee may purchase stock under the ESPP at a rate which, when aggregated with his or her other rights to purchase the Company's common stock under any other Section 423 employee stock purchase plan, exceeds $25,000 in fair market value per year. Eligible Employees' rights under the ESPP are not assignable. Furthermore, each employee participating in the ESPP is required to furnish written notice to us in the event that such employee disposes of shares acquired under the ESPP within two years of the date of grant of the right to purchase shares or within one year of the date on which such shares were actually acquired.

        In the event any change is made to the Company's common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company's receipt of consideration, then the Compensation Committee shall make equitable proportionate adjustments in the aggregate number and kind of shares of our common stock available for issuance under the ESPP, the number of shares available for purchase in any offering period, and the applicable purchase price.

        In the event of certain corporate transactions involving the Company (for example, a merger in which the Company is not the surviving corporation, the sale of all or substantially all of our assets, the acquisition of more than 50% of our common stock through a tender offer or similar transaction, or the Company's liquidation or dissolution) our Board may arrange for the surviving or acquiring corporation to assume and continue the ESPP. In the event that no such assumption occurs, the ESPP and any then-pending purchases will be terminated as of the date of the corporate transaction, and all contributions credited to a participant's account and not previously used to purchase shares prior to such termination will be returned to the participant.

        Our Board may amend or terminate the ESPP at any time, without the approval of our stockholders, provided that such change does not adversely affect an Eligible Employee's existing rights pursuant to pending purchases in the then-current offering period, and except that stockholder approval will be required for: (i) an increase in the number of shares available under the ESPP; (ii) a change in the formula for establishing the number of shares an Eligible Employee may purchase; and (iii) any change for which stockholder approval is required by NASDAQ.

        The above description of the ESPP is a summary of some, but not all, of the essential provisions of the ESPP, and is qualified by reference to the full text of the ESPP included in Appendix A to this Proxy Statement.

Material U.S. Federal Income Tax Consequences

        The material U.S. federal income tax rules applicable to the ESPP under the Code are summarized below. This summary does not include the tax laws of any municipality, state, or foreign country in which a participant resides and does not address any non-income federal taxes or any special situations that could apply to a particular participant. Each participant is therefore encouraged to seek specific advice from the participant's tax counsel concerning the specific tax consequences applicable to such participant.

        The ESPP is intended to qualify as an "employee stock purchase plan" under the provisions of Section 423 of the Code. Under such a plan, no taxable income is recognized by a participant either at the time a right is granted to purchase stock under the ESPP or at the time shares are purchased thereunder. The amounts deducted from a participant's pay to purchase shares under the ESPP will be included in the participant's compensation income and subject to all taxes normally applicable to compensation income, including federal, state and local income taxes and Social Security taxes. A participant will recognize income or loss in the year in which a sale or other disposition is made of the shares purchased under the ESPP as described below. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition.

        If a participant disposes of shares acquired under the ESPP more than two years after the grant date (which for each offering period is the first day of that offering period) and more than one year after the purchase date (which is the last day of the offering period) or if a participant dies while owning such shares, then upon such qualifying disposition or death, the lesser of (a) the excess of the fair market value of the stock on the date of disposition or death over the purchase price or (b) the excess of the fair market value of the shares on the date of grant over the purchase price, will be ordinary income to the participant subject to federal income tax. Any additional gain recognized on the disposition of shares is a capital gain. If a qualifying disposition produces a loss (the value of the shares on the date of disposition is less than the purchase price), no ordinary income will be recognized and the loss recognized will be a capital loss.

        If a participant disposes of the shares within two years after the grant date or within one year after the purchase date, upon such disqualifying disposition the difference between the fair market value of the shares on the date of purchase and the purchase price will be taxed to the participant as ordinary income and will generally be deductible by us, subject to any limitation under Section 162(m) of the Code. Any additional gain or resulting loss recognized by participant from the disposition of the shares will be a capital gain or loss.

New Plan Benefits

        Participation in the ESPP is entirely within the discretion of the eligible employees. Because the Company cannot presently determine the participation levels by employees, the rate of contributions by employees and the eventual purchase price under the ESPP, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the ESPP. Non-employee directors are not eligible to participate in the ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKKHOLDERS VOTE "FOR" THE APPROVAL OF THE PRA HEALTH SCIENCES, INC. 2017 EMPLOYEE STOCK PURCHASE PLAN.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of "The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee". Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

        In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 "Communications with Audit Committees." In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

        Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors:

Jeffrey T. Barber, Chair Linda S. Grais, M.D. Matthew P. Young

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our Equity Compensation Plans as of December 31, 2016:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	5,507,347	$15.38	2,848,773
Equity compensation plan not approved by security holders	—		—

Total	5,507,347		2,848,773

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted by the Compensation Committee of the Board of Directors:

Linda S. Grais, M.D., Chair* James C. Momtazee* Matthew P. Young

*
Dr. Grais replaced Mr. Momtazee as Chairperson of the Compensation Committee effective April 12, 2017.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        Our executive compensation plan is designed to attract and retain individuals with qualifications to manage and lead our Company, as well as to motivate them to contribute to the achievement of our financial goals and ultimately create and grow our equity value. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

        Our named executive officers (the "NEOs") for 2016 are:

  •
  Colin Shannon, our President and Chief Executive Officer ("CEO");

  •
  Linda Baddour, our Executive Vice President and Chief Financial Officer ("CFO"); and

  •
  David W. Dockhorn, Ph.D., our Executive Vice President and Corporate Compliance Officer.

Executive Compensation Objectives and Philosophy

        Our primary executive compensation objectives are to:

  •
  attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy, who engage in a collaborative approach and who possess the ability to execute our business strategy in an industry characterized by competitiveness, growth and a challenging business environment;

  •
  create and maintain our long-term equity value;

  •
  reward senior management in a manner aligned with our financial performance; and

  •
  align senior management's interests with our equity owners' long-term interests through equity participation and ownership.

        To achieve our objectives, we deliver executive compensation through a combination of the following components:

  •
  base salary;

  •
  bonuses which are tied to Company financial performance and individual contributions;

  •
  long-term incentive compensation;

  •
  broad-based employee benefits;

  •
  executive medical benefits; and

  •
  severance benefits.

        Our total executive compensation plan is inclusive of base salaries and other benefits and perquisites, including severance benefits, which are designed to attract and retain senior management talent. We also use discretionary annual cash incentive compensation and long-term equity incentives to ensure a performance-based delivery of pay that aligns, as closely as possible, the rewards of our named executive officers with the long-term interests of our equity-owners while enhancing executive retention.

Compensation Determination Process

  The Role of the Compensation Committee

        Our Compensation Committee is responsible for making all executive compensation decisions. The Compensation Committee is responsible for determining the compensation of our CEO and reviews and approves compensation of other executive officers. At the beginning of each performance cycle, the Compensation Committee approves financial goals designed to align executive pay with Company performance and stockholder interests, provide competitive pay opportunities dependent on Company performance, retain talent, create optimal stockholder value and mitigate material risk. The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities.

  The Role of Management

        Our CEO and CFO work closely with the Compensation Committee in managing our executive compensation program and they attend meetings of the Compensation Committee. Because of their daily involvement with the executive team, our CEO and CFO make recommendations to the Compensation Committee regarding compensation for the executive officers other than themselves. Our CEO and CFO do not participate in discussions with the Compensation Committee regarding their own compensation.

  The Role of the Compensation Consultant

        The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable to assist in the design, formulation, analysis, and implementation of compensation programs for our executive officers. As described elsewhere in this Proxy Statement, the Compensation Committee has engaged Pearl Meyer to provide advice to the Compensation Committee related to the Company's executive and non-employee director compensation programs. In December 2015, Pearl Meyer assisted with determining our peer group, as well as reviewing our executive compensation levels compared to those of our peers and compensation survey market data generally.

  The Role of Benchmarking and Peer Groups

        In December 2015, to facilitate its review and determination of executive compensation in 2016, the Compensation Committee engaged Pearl Meyer to conduct a comprehensive, competitive review of our executive compensation program, including information regarding salary, actual and target bonus amounts, actual and target total cash compensation amounts, long-term incentives and total compensation. In connection with this review and in consultation with Pearl Meyer and senior management of the Company, the Compensation Committee identified a peer group composed of competitors in the same or similar industries to the Company. The peer group consists of the 17 companies listed below:

  Akorn, Inc.
  Albany Molecular Research Inc.
  Bio-Rad Laboratories, Inc.
  Bruker Corp.
  Catalent, Inc.
  Charles River Laboratories Intl., Inc.
  Concordia Healthcare Corp.
  Horizon Pharma plc
  ICON plc
  Impax Laboratories Inc.

  IMS Health Holdings, Inc.
  INC Research Holdings, Inc.
  PAREXEL International Corp.
  PerkinElmer Inc.
  Quintiles Transnational Holdings Inc.
  The Medicines Co.
  West Pharmaceutical Services, Inc.

        Following is a summary of revenues (trailing 12 months as of December 15, 2015) and the market capitalization (as of December 15, 2015) for the peer group relative to PRA Health Sciences:

Peer Group Percentile	Revenue ($ millions)	Market Capitalization ($ millions)
25th percentile	$616	$2,949
50th percentile	$1,390	$3,665
75th percentile	$2,036	$4,309
PRA Health Sciences, Inc.	$1,337 (44th percentile)	$2,812 (21st percentile)

        In addition to peer group data, three published or private compensation surveys were also utilized in Pearl Meyer's report and comparisons to survey benchmark positions were made based on the Company's size. Pearl Meyer completed its review in December 2015 and presented its analysis of the Company's executive compensation program relative to peer group data and compensation surveys for comparable executive officer positions.

        Pearl Meyer's analysis showed that, on average, the salaries of our senior executives (including our NEOs) were between the market 25th and 50th percentiles, actual bonuses were slightly above the market 25th percentile, target bonus opportunities were below the market 25th percentile and actual total cash compensation was slightly above the market 25th percentile.

Compensation Elements

        The following is a discussion and analysis of each component of our executive compensation program.

  Base Salary

        Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of an executive officer's base salary should reflect such executive's performance, experience and breadth of responsibilities, salaries for similar positions within our industry and any other factors relevant to that particular job.

        Base salaries may be adjusted from time to time based upon the Compensation Committee's assessment of each executive officer's individual performance and the Company's overall budgetary guidelines. In addition, base salaries may be adjusted in connection with promotions or increased responsibilities or to maintain competitiveness within the market. In July 2016, our Compensation Committee reviewed the base salaries for our NEOs and considered the base salaries of comparable individuals in our peer group using the compensation survey and peer group data provided by Pearl Meyer as discussed above. Noting that the base salaries of our NEOs were at the low end of the market, and that in particular Mr. Shannon's base salary was significantly below that of his peers, the Compensation Committee determined to increase Mr. Shannon's base salary from $618,000 to $875,000, Ms. Baddour's base salary from $412,000 to $460,000, and Mr. Dockhorn's base salary from $370,800 to $385,000, in each case, effective July 1, 2016, after assessing their individual performance.

  Bonuses

  Terms and Conditions of Discretionary Annual Bonuses Under the Management Incentive Plan

        We maintain the Management Incentive Plan (the "MIP") pursuant to which we award annual discretionary bonuses to our executive officers, including our NEOs, and other employees who are eligible to participate in the MIP. Our Board, together with the Compensation Committee, directly links the amount of the annual cash bonuses we pay to our corporate financial performance for the particular year. For each of the NEOs, their target bonus opportunity was originally set forth in his or her employment agreement, although such targets may be adjusted from time to time by the Compensation Committee. The actual amount of each bonus is determined by the Compensation Committee in its sole discretion and may be higher or lower than the target amount.

        The Board establishes performance goals for our corporate performance after considering our financial results from the prior year and the annual operating budget for the coming year. It uses these performance goals to establish a target for the Company-wide bonus pool. We believe that tying the NEOs' bonuses to Company-wide performance goals encourages collaboration across the executive leadership team. We attempt to establish the performance target for the Company-wide bonus pool at a challenging level that is reasonably attainable if we meet our performance goals. After the completion of the relevant fiscal year, the Compensation Committee evaluates the Company's corporate financial performance in relation to the Company performance goals and then evaluates the extent to which the MIP bonus pool should be funded. In fiscal 2016, the Board determined that the funding of the MIP bonus pool for senior executives, including our NEOs, and other employees who are eligible to participate in the MIP, should be made based on internal measures of the Company's financial performance, including measures related to an adjusted net income target established in the Company's annual operating budget, which is among the criteria used by management to gauge operating performance from period to period.

        If the budgeted performance objectives set by the Board are met, the bonus pool will be set at the target amount that was set in the annual operating budget, subject to the Compensation Committee's discretion as discussed below. If our performance exceeds the financial objectives, the bonus pool amount can be increased at the discretion of the Compensation Committee. If we do not meet the budgeted financial objectives, the bonus pool amount can be decreased at the discretion of the Compensation Committee. The actual bonus amounts allocated to the bonus pool for the entire Company are ultimately determined by the Compensation Committee in its discretion taking into account the achievement of the performance goals, qualitative factors and management's recommendations.

        After determining the funding level of the MIP, the Compensation Committee, together with input from Mr. Shannon and Ms. Baddour for all executive participants except for themselves, then determines the amounts of the individual performance bonuses awarded to participants in the MIP, with the size of such amounts based on the target dollar values set by the Company for each participant compared to the total funding of the MIP bonus pool and individual performance. Our Compensation Committee, in its discretion, together with input from Mr. Shannon and Ms. Baddour for all executive participants except for themselves, evaluates the performance of each individual participant's performance and contributions to the Company as a whole to decide the amount of cash bonus awarded. The Compensation Committee considers a number of factors, including:

  •
  the performance of the executive;

  •
  past awards to the executive;

  •
  strategic positioning of the Company;

  •
  the effective management of expenses;

  •
  the effective management of risk;

  •
  demonstration of leadership, teamwork and innovation; and

  •
  the extent of accomplishment of the Company's business plan.

        The achievement, or inability to achieve, any particular financial or operational measure in a given year neither guarantees nor precludes the payment of an award but is considered by the Compensation Committee as one of several factors in light of the other factors noted and any additional information available to it at the time, including market conditions in general. The Compensation Committee does not use a formula or assign any particular relative weighting to any performance measure.

        The NEOs' target bonus opportunities under the MIP are expressed as either a percentage of base salary or as a dollar value, each of which may be increased or decreased in the Compensation Committee's discretion based on individual performance and contribution to our performance once the funding amount of the MIP is determined. For our NEOs, their target bonus opportunities were originally set in each of their employment agreements as described below. Our Compensation Committee regularly reviews these target amounts to ensure they are appropriate and while reviewing these target amounts the Compensation Committee does not follow a formula but rather uses certain factors as general background information prior to determining the target bonus opportunity rates for our NEOs. The Compensation Committee sets these rates based on each participating executive's experience in her or his role with us and the level of responsibility held by each executive, which the Compensation Committee believes directly correlates to her or his ability to influence corporate results, as well as comparable market levels. In July 2016, our Compensation Committee reviewed the target bonus amounts of our NEOs and considered the target bonus amounts of comparable individuals in our peer group using the compensation survey and peer group data provided by Pearl Meyer as discussed above. Noting that the target bonus amounts of our NEOs were below market, the Compensation Committee used a guideline target bonus opportunity for fiscal year 2016 of $525,000 for Mr. Shannon (which reflected 60% of his base salary in effect at fiscal year-end), $225,000 for Ms. Baddour and $150,000 for Mr. Dockhorn.

        In early 2017, the Compensation Committee reviewed our performance with respect to our financial objectives to determine the funding of the MIP bonus pool for fiscal year 2016. Because the Company did not achieve certain of its internal financial objectives as established in its annual operating budget, the Compensation Committee determined to fund the MIP bonus pool at a diminished level, and to award cash bonuses to the NEOs in amounts that were below target.

        In making its determination of the amounts of the cash bonuses paid to our NEOs, the Compensation Committee took into account the target bonus amounts for our NEOs compared to the target bonus amounts of, and actual bonuses paid to, comparable individuals in our peer group using the compensation survey and peer group data provided by Pearl Meyer as discussed above. Noting that the target bonus amounts for our NEOs were at the low end of the market, the Compensation Committee determined that the payment of discretionary cash awards to the NEOs was appropriate notwithstanding the fact that the Company failed to achieve certain of its internal budgeted performance targets, on the basis of an evaluation of the factors identified above, and in light of the stockholder returns delivered by the Company and the need to provide compensation packages at a level necessary to attract and retain key executive talent. The amounts of such awards also took into account the individual performance and contributions of our NEOs. In the case of Mr. Shannon and Ms. Baddour, the Compensation Committee determined to award discretionary bonus amounts equal to $345,000 and $150,000, respectively. In the case of Mr. Dockhorn, the Compensation Committee, with input from Mr. Shannon and Ms. Baddour, determined to award a discretionary bonus amount equal to $100,000. The 2016 bonuses awarded to our NEOs are set forth in the "—Summary Compensation Table" below.

  Long-Term Incentive Compensation

        Prior to our IPO, our management employees, including our NEOs, were granted long-term incentive awards. We believe that the NEO's long-term compensation should be directly linked to the value we deliver to our stockholders. Equity awards to the NEOs are designed to provide long-term incentive opportunities over a period of several years. Stock options have been our preferred equity award because the options will not have any value unless the underlying shares of common stock appreciate in value following the grant date. Accordingly, awarding stock options causes more compensation to be "at risk" and further aligns our executive compensation with our long term profitability and the creation of stockholder value. The PRA Health Sciences, Inc. 2014 Omnibus Incentive Plan also permits us to grant other types of equity-based awards, such as restricted stock units, stock appreciation rights, restricted stock, other stock based awards, including performance-based awards.

  Equity Award Grants

        Mr. Shannon, Ms. Baddour and Mr. Dockhorn did not receive an equity award grant from us during fiscal year 2016. The table below entitled "—Outstanding Equity Awards at 2016 Fiscal Year End" describes the material terms of other option awards made in past fiscal years to our NEOs.

  Modification of Pre-IPO Long-Term Incentives

        In December 2013, the Company granted certain employees market-based options under the 2013 Stock Incentive Plan for Key Employees of Pinnacle Holdco Parent, Inc. and its subsidiaries (the "2013 Pinnacle Plan") that vest only upon the achievement of a specified internal rate of return from a liquidity event ("2.0x Options"). At the time of grant, no compensation expense was recognized because the 2.0x Options would vest upon a liquidity event, which was not considered probable at that time. On January 20, 2016, the Compensation Committee determined that, based on the performance of the Company's stock, which was sufficient to achieve the specified internal rate of return but for the absence of a liquidity event, and in order to enhance the retention of key employees who had received grants of 2.0x Options, it was appropriate to modify the 2.0x Options to vest upon the announcement of a secondary offering of shares by KKR. There was no incremental fair value recorded in accordance with FASB ASC Topic 718 ("Topic 718") as of the date the 2.0x Options were modified since the secondary offering that would trigger the vesting of the 2.0x Options was outside of the Company's control and was not considered probable at that time. On March 2, 2016, the Company announced a secondary offering of shares by KKR and certain management stockholders, and the 2.0x Options vested.

        In addition, in connection with each of the secondary offerings in 2016, the transfer restrictions with respect to a certain portion of the vested options granted under the 2013 Pinnacle Plan (the "2013 Plan Options") as of the date of each such secondary offering were released by the Compensation Committee. The release of the transfer restrictions by the Compensation Committee resulted in incremental fair value calculated in accordance with Topic 718 that must be reported as additional compensation in fiscal 2016 under the SEC's disclosure rules, despite the fact that no new options were granted in fiscal 2016. This incremental fair value is reported below in the "Summary Compensation Table" and the "2016 Grants of Plan-Based Awards" table.

  Broad-Based Employee Benefits

        We provide to all our U.S.-based employees, including our NEOs, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits include:

  •
  a 401(k) savings plan; and

  •
  medical, dental, vision, life and accident insurance, disability coverage, dependent care and healthcare flexible spending accounts.

  Terms and Conditions of 401(k) Plan

        Our U.S. eligible employees, including our NEOs, participate in our 401(k) plan. Enrollment in the 401(k) plan is automatic for employees who meet eligibility requirements unless they decline participation. Under the 401(k) plan, we match a maximum of 50% of the first 6% of a participant's salary contributions to the 401(k) plan beginning six months from the participant's date of hire. Matching contributions vest progressively over an initial five year period, after which all prior and future matching contributions are fully vested. The maximum contribution to the 401(k) plan is 100% of an employee's annual eligible compensation, subject to regulatory and plan limitations.

  Perquisites

        We provide our NEOs with modest perquisites consistent with competitive practices. In 2016, the NEOs were eligible for participation in a supplemental executive medical reimbursement plan, which provides reimbursement for medical, dental, vision, prescription and other eligible expenses not covered by our standard insurance plans. In addition, in 2016 the Company paid legal fees and expenses to assist Mr. Shannon, his spouse and their two children in connection with their application for U.S. citizenship.

        We provide these limited perquisites and personal benefits in order to further our goal of attracting and retaining our executive officers. These benefits and perquisites are reflected in the All Other Compensation column of the "Summary Compensation Table" and the accompanying footnote in accordance with SEC rules.

  Severance Arrangements

        Our Board believes that severance protections can play a valuable role in attracting and retaining the talent necessary for our long-term success. Severance payments and other termination benefits are an effective way to offer executives financial security to offset the risk of foregoing an opportunity with another company. Consistent with our objective of using severance payments and benefits to attract and retain executives, we generally provide each NEO with amounts and types of severance payments and benefits that we believe will permit us to attract and/or continue to employ the individual NEO.

        Under the terms of their employment agreements, each NEO is entitled to severance benefits if his or her employment is terminated without "cause" by the Company or if the NEO resigns with "good reason" (each as defined in the employment agreements). Additionally, Mr. Dockhorn is entitled to severance benefits upon his death or disability. The severance payments are contingent upon the affected executive's execution of a release and waiver of claims and continued compliance with non-competition, non-solicitation and confidentiality provisions. See the narrative section entitled "Severance Arrangements and Restrictive Covenants" following the "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control" table for descriptions of these arrangements.

Employment Agreements

        For retention purposes, we have entered into employment agreements with our NEOs. A full description of the material terms of these agreements is presented below in the sections entitled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards" and "Severance Arrangements and Restrictive Covenants."

 Summary Compensation Table

        The following table sets forth all compensation paid to or accrued by our NEOs for services rendered for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards($)(3)	All other Compensation ($)(4)(5)	Total ($)(5)
Colin Shannon	2016	746,500	345,000	4,123,355	39,029	5,253,884
President and Chief Executive	2015	609,000	370,800	—	17,982	997,782
Officer	2014	570,000	500,000	—	7,800	1,077,800
Linda Baddour	2016	436,000	150,000	2,409,513	15,702	3,011,215
Executive Vice President and	2015	406,000	165,000	—	15,402	586,402
Chief Financial Officer	2014	385,000	250,000	—	7,800	642,800
David W. Dockhorn	2016	377,900	100,000	1,084,130	18,378	1,580,408
Executive Vice President and	2015	369,068	135,000	—	17,982	522,050
Corporate Compliance Officer	2014	350,000	135,000	—	7,800	492,800

(1)
2016 amounts reflect increases in base salary as of July 1, 2016. Mr. Shannon's salary was increased from $618,000 to $875,000, Ms. Baddour's salary was increased from $412,000 to $460,000, and Mr. Dockhorn's salary was increased from $370,800 to $385,000.

(2)
2016 amounts represent discretionary cash bonuses paid to our NEOs pursuant to our MIP in consideration of the services they performed in 2016.

(3)
Amounts included in this column reflect the incremental fair value calculated in accordance with Topic 718 as a result of a modification of the transfer restrictions on certain portions of the vested and exercisable 2013 Plan Options as of the date of the secondary offerings in 2016. The assumptions applied in determining the fair value of the awards are discussed in Note 11 to our audited consolidated financial statements for the year ended December 31, 2016. See "Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation."

(4)
2016 amounts represent (i) the value of matching contributions to each NEO's 401(k) plan account in the amounts of $7,950, $7,950 and $7,950 for Messrs. Shannon and Dockhorn and Ms. Baddour, respectively, (ii) the premiums paid for the supplemental executive medical reimbursement plan for each NEO in the amounts of $10,428, $10,428 and $7,752 for Messrs. Shannon and Dockhorn and Ms. Baddour, respectively, and (iii) $20,651 in legal fees and related expenses paid in connection with the application for U.S. citizenship for Mr. Shannon and his family members.

(5)
2015 amounts have been updated to include the premiums paid for the supplemental executive medical reimbursement plan for each NEO in the amounts of $10,032, $10,032 and $7,452 for Messrs. Shannon and Dockhorn and Ms. Baddour, respectively, which were inadvertently omitted from last year's proxy statement.

 Grants of Plan-Based Awards in 2016

        There were no equity grants made to any of our NEOs during the fiscal year ended December 31, 2016. The following table provides information relating to the incremental fair value computed in connection with modifications to certain of the NEOs' 2013 Plan Options during 2016.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Colin Shannon	3/2/16	619,961	2.94	560,931	(1)
	3/2/16	268,610	11.73	577,846	(1)
	5/6/16	537,579	2.94	474,742	(2)
	5/6/16	268,610	11.73	284,679	(2)
	11/16/16	417,579	2.94	664,135	(3)
	11/16/16	477,529	11.73	1,561,022	(3)
Linda Baddour	3/2/16	385,635	2.94	348,914	(1)
	3/2/16	178,434	11.73	383,859	(1)
	5/6/16	286,160	2.94	252,707	(2)
	5/6/16	178,434	11.73	189,102	(2)
	11/16/16	124,472	2.94	197,964	(3)
	11/16/16	317,216	11.73	1,036,968	(3)
David W. Dockhorn	3/2/16	169,658	2.94	153,499	(1)
	3/2/16	76,744	11.73	165,093	(1)
	5/6/16	169,658	2.94	149,825	(2)
	5/6/16	76,744	11.73	81,336	(2)
	11/16/16	55,574	2.94	88,382	(3)
	11/16/16	136,435	11.73	445,995	(3)

(1)
Represents the incremental fair value computed as of the modification date in connection with Topic 718 with respect to the portion of the vested 2013 Plan Options for which the transfer restrictions were modified in connection with the Company's secondary offering in March 2016.

(2)
Represents the incremental fair value computed as of the modification date in connection with Topic 718 with respect to the portion of the vested 2013 Plan Options for which the transfer restrictions were modified in connection with the Company's secondary offering in May 2016.

(3)
Represents the incremental fair value computed as of the modification date in connection with Topic 718 with respect to the portion of the vested 2013 Plan Options for which the transfer restrictions were modified in connection with the Company's secondary offering in November 2016.

(4)
There was no incremental fair value calculated in accordance with Topic 718 on January 20, 2016 when the 2.0x Options were modified since the secondary offering that would trigger the vesting of the 2.0x Options was outside of the Company's control and was not considered probable at that time.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

        This section describes the employment agreements in effect for our NEOs as of the end of fiscal year 2016. Under the terms of their employment agreements, each NEO is entitled to severance benefits following certain terminations of employment. See the narrative section entitled "Severance Arrangements and Restrictive Covenants" following the "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control" table for descriptions of these arrangements.

  Terms and Conditions of Employment Agreement for Colin Shannon

        Effective as of July 1, 2014, we entered into a new employment agreement with Mr. Shannon (the "Shannon Agreement") to continue to serve as our President and CEO for a term of four years and to nominate him for re-election as a member of our Board of Directors during such term. The Shannon Agreement provides for an annual base salary and an annual target bonus of 60% of such base salary based upon achievement of specific performance goals and objectives to be established by our Board of Directors. Mr. Shannon's base salary is subject to annual review for possible merit increases, as our Compensation Committee deems appropriate. Effective July 1, 2016, Mr. Shannon's base salary of $618,000 was increased to $875,000.

  Terms and Conditions of Employment Agreement for Linda Baddour

        Effective as of June 5, 2015, we entered into a new employment agreement with Ms. Baddour (the "Baddour Agreement") to continue to serve as our Executive Vice President and Chief Financial Officer for a term of four years. The Baddour Agreement provides for an annual base salary and an annual target bonus based upon achievement of performance goals and objectives. Ms. Baddour's base salary and target bonus are subject to periodic review for possible merit increases, as our Compensation Committee deems appropriate. Effective July 1, 2016, Ms. Baddour's base salary of $412,000 was increased to $460,000 and her annual target bonus of $165,000 was increased to $225,000.

  Terms and Conditions of Employment Agreement for David W. Dockhorn

        Effective as of March 1, 2009, we entered into an employment and non-competition agreement with Mr. Dockhorn (the "Dockhorn Agreement") to serve as our Executive Vice President for a term of two years with automatic one-year term renewals, unless terminated with at least 90 days written notice from either Mr. Dockhorn or us. The Dockhorn Agreement provides for an annual base salary and an annual target bonus based upon achievement of performance goals and objectives. Mr. Dockhorn's base salary and target bonus are subject to periodic review for possible merit increases, as our Compensation Committee deems appropriate. Effective July 1, 2016, Mr. Dockhorn's base salary was increased from $370,800 to $385,000 and his annual target bonus of $135,000 was increased to $150,000.

Outstanding Equity Awards at 2016 Fiscal Year End

        The following table sets forth information concerning outstanding equity awards for each of our NEOs at December 31, 2016:

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable(4)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Colin Shannon	124,637	(1)	—	—	2.94	12/21/2017
	146,471	(1)	—	—	2.94	01/01/2020
	146,471	(1)	—	—	2.94	01/11/2021
	179,073	(2)	119,384	—	11.73	12/20/2023
	298,456	(3)	—	—	11.73	12/20/2023
Linda Baddour	108,129	(1)	—	—	2.94	12/21/2017
	16,343	(1)	—	—	2.94	04/02/2022
	118,956	(2)	79,305	—	11.73	12/20/2023
	198,260	(3)	—	—	11.73	12/20/2023
David W. Dockhorn	55,574	(1)	—	—	2.94	12/21/2017
	51,163	(2)	34,110	—	11.73	12/20/2023
	85,272	(3)	—	—	11.73	12/20/2023

(1)
These options were granted on September 23, 2013 in connection with our acquisition by KKR (the "KKR Transaction"), whereby we granted our NEOs options to purchase shares of our common stock in exchange for options previously granted under prior equity plans. These options were fully vested as of the date of grant.

(2)
These time-based option awards were granted on December 20, 2013 to our NEOs and vested 20% per year on each anniversary of September 23, 2013 in accordance with the terms described in footnote (4) below.

(3)
These performance-vesting options were granted on December 20, 2013 to our NEOs. 50% of such options vested on each of March 2, 2016 and November 16, 2016.

(4)
Reflects unvested outstanding time-vesting option awards that were granted on December 20, 2013 to our NEOs that vest 20% per year on each anniversary of September 23, 2013, subject to the holder continuing to provide services to us through such vesting date and subject to certain accelerated vesting provisions, which are described in the "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control" section below.

 Option Exercises and Stock Vested in 2016

        The following table sets forth information concerning option exercises by our NEOs during 2016:

	Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)
Colin Shannon	202,382	9,052,060
Linda Baddour	261,163	11,354,538
David W. Dockhorn	114,084	5,269,540

(1)
Value realized on exercise is based on the difference between the aggregate exercise price and the fair market value of the shares acquired at the time of exercise.

Pension Benefits

        We have no pension benefits for our NEOs.

Nonqualified Deferred Compensation for 2016

        We have no nonqualified defined contribution or other nonqualified deferred compensation plans for our NEOs.

Potential Payments to Named Executive Officers Upon Termination of Employment
or Change in Control

        The following table describes the potential payments and benefits that would have been payable to our NEOs under existing plans and arrangements assuming a termination of their employment for reasons other than willful misconduct or a voluntary resignation on December 31, 2016.

        The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. These include accrued but unpaid salary and distributions of plan balances under our 401(k) savings plan. The Company has a policy that executive officers cannot carry over any accrued but unused vacation days. Therefore, the following table assumes no payment for a NEO's unused vacation days since, as of December 31, 2016, any of such NEO's accrued but unused vacation days would be forfeited. However, if a NEO's employment was to terminate mid-year, such NEO would be entitled to payment for his or her accrued but unused vacation days as of such date.

Name	Cash Severance Payment ($)(1)	Continuation of Group Health Plans ($)(2)	Value of Time Vesting Option ($)(3)	Total ($)
Colin Shannon
Involuntary Termination Without Cause or Voluntary Termination for Good Reason	1,400,000	23,199	—	1,423,199
Termination for Death or Disability	—	—	2,590,036	2,590,036
Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control	2,800,000	46,397	5,180,072	8,026,469
Change in Control without Termination	—	—	5,180,072	5,180,072
Linda Baddour
Involuntary Termination Without Cause or Voluntary Termination for Good Reason	625,000	14,279	—	639,279
Termination for Death or Disability	—	—	1,720,500	1,720,500
Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control	1,250,000	28,559	3,441,044	4,719,603
Change in Control without Termination	—	—	3,441,044	3,441,044
David W. Dockhorn
Involuntary Termination Without Cause or Voluntary Termination for Good Reason	385,000	22,813	—	407,813
Termination for Death or Disability	385,000	22,813	740,016	1,147,829
Involuntary Termination Without Cause, Voluntary Termination for Good Reason or Termination for Disability Following a Change in Control	770,000	45,626	1,480,033	2,295,659
Change in Control without Termination	—	—	1,480,033	1,480,033

(1)
Cash severance payment for an involuntary termination without cause or a voluntary termination for good reason includes the following:

•
Mr. Shannon—the sum of his annual base salary ($875,000) plus his target bonus under the 2016 MIP ($525,000) payable over 12 months;

•
Ms. Baddour—the sum of her annual base salary ($460,000) plus an amount equal to her annual bonus for the calendar year immediately preceding the date of the termination of employment ($165,000) payable over 12 months; and

•
Mr. Dockhorn—twelve months of base salary ($385,000).

  Cash severance payment for an involuntary termination without cause or a voluntary termination for good reason following a change in control includes the following:

  •
  Mr. Shannon—two times the sum of his annual base salary ($875,000) plus his target bonus under the 2016 MIP ($525,000) payable in a lump-sum cash payment;

  •
  Ms. Baddour—two times the sum of her annual base salary ($460,000) plus an amount equal to her annual bonus for the calendar year immediately preceding the date of the termination of employment ($165,000) payable in a lump-sum cash payment; and

  •
  Mr. Dockhorn—two times his twelve months base salary ($385,000) payable in a lump-sum cash payment.

  Cash severance payment for termination for death or disability includes twelve months of base salary ($385,000) for Mr. Dockhorn.

(2)
Reflects the cost of providing the executive officer and his or her family with continued medical, dental, and other health benefit coverage as enrolled at the time of his or her termination for a period of (i) twelve months for an involuntary termination without cause, a voluntary termination for good reason or, solely with respect to Mr. Dockhorn, a termination for death or disability, and (ii) 24 months for an involuntary termination without cause, a voluntary termination for good reason or, solely with respect to Mr. Dockhorn, a termination for disability, in each case, following a change in control.

(3)
Upon a termination for death or disability, that 20% of a NEO's unvested time-vesting options that would have become exercisable on the next anniversary of September 23, 2013 following the date of such termination of employment if such NEO had remained employed with the Company through such date would become vested and exercisable.

  Upon a change in control, our NEOs' unvested time-vesting options would become immediately vested. The amounts reported are based on the acceleration of exercise of all unvested time-vesting options, valued as the difference between the closing price of Company shares on December 30, 2016 ($55.12) and the exercise price for each option.

Severance Arrangements and Restrictive Covenants

  The Shannon Agreement

        Pursuant to the Shannon Agreement, in the event Mr. Shannon's employment is terminated by us without "cause" or by the executive for "good reason" (each as defined below) and Mr. Shannon executes and does not revoke a general release of claims in favor of us, then Mr. Shannon will receive (i) a severance payment equal to the sum of his base salary plus his target bonus amount, payable over 12 months, (ii) 12 months of continued medical, dental and other health benefit coverage with the same employee cost-sharing as is provided to employees generally and (iii) all accrued but unpaid obligations.

        In the event Mr. Shannon's employment is terminated by us without cause or by Mr. Shannon for good reason on or prior to the expiration of the one-year period immediately following a "change in control" (as defined below), then Mr. Shannon will receive in lieu of the severance set forth in the preceding paragraph: (i) a severance payment equal to two times the sum of his base salary plus his target bonus amount, payable in a lump-sum cash payment, (ii) 24 months of continued medical, dental and other health benefit coverage with the same employee cost-sharing as is provided to employees generally and (iii) all accrued but unpaid obligations.

        In the event any payments to Mr. Shannon would be subject to the excise tax imposed by Section 4999 of the Code, then he will be entitled to receive an additional payment in an amount such that after payment by Mr. Shannon of all federal, state and local taxes, including any income taxes and excise taxes imposed on the additional payment, he retains an amount of the additional gross-up payment equal to the excise tax imposed. However, if all taxes under Section 4999 of the Code could be eliminated if the aggregate value of all payments to Mr. Shannon were reduced by no more than 10%, then such payments will be so reduced.

        In consideration for these benefits, Mr. Shannon is also subject to certain restrictive covenants, including confidential information and non-disparagement covenants, each for the term of his employment with us and thereafter, and covenants not to compete and not to solicit, each for the term of his employment with us and for 12 months following his termination date.

        For purposes of the Shannon Agreement, "cause" means the occurrence of the following: (i) a material breach of the Shannon Agreement by Mr. Shannon (where he fails to cure such breach within ten business days after being notified in writing by us of such breach); (ii) Mr. Shannon's failure (except where due to a physical or mental incapacity) to substantially perform his material duties which continues beyond ten days after a written demand for substantial performance is delivered to him; (iii) Mr. Shannon engaging in or causing an act of willful misconduct that has a material adverse impact on our reputation, business, business relationships or financial condition; (iv) Mr. Shannon's conviction of, or plea of guilty or nolo contendere to, a felony, or any crime involving moral turpitude not involving a traffic offence; and (v) Mr. Shannon's willful refusal to perform the specific lawful directives of our Board of Directors which are consistent with the scope of his duties and responsibilities under the Shannon Agreement; provided, however, that no action taken by Mr. Shannon in the reasonable, good faith belief that it was in the best interest of the Company shall be treated as a basis for termination of his employment for cause under clause (i) above, and no failure of Mr. Shannon or the Company to achieve performance goals, alone, shall be treated as a basis for termination of his employment for cause under clause (ii) or (v) above.

        For purposes of the Shannon Agreement, "good reason" means: (i) any material breach of the Shannon Agreement by us (where we fail to cure such breach within ten business days after being notified in writing by Mr. Shannon of such breach); (ii) the material diminution, without Mr. Shannon's written consent, of his position, authority, duties or responsibilities as indicated in the Shannon Agreement, or the appointment of any other person, without Mr. Shannon's written consent, to perform any material part of such duties, including, without limitation, the failure of Mr. Shannon to have such duties and responsibilities with respect to the acquiring entity following a "change in control"; (iii) the involuntary material relocation of Mr. Shannon's then current principal place of business to a location more than 50 miles from his current principal place of business; and (iv) the failure by us to obtain the assumption in writing of our obligation to perform under the Shannon Agreement by any successor to all or substantially all of our assets. Mr. Shannon may terminate his employment for good reason by providing us with 30 days' written notice setting forth in reasonable specificity the event that constitutes good reason, within 90 days of the occurrence of such event. During such 30 days' notice period, we have the opportunity to cure the event that constitutes good reason, and if not cured within such period, Mr. Shannon's termination will be effective upon the expiration of such cure period.

        For purposes of the Shannon Agreement, "change in control" is defined under the 2013 Stock Incentive Plan for Key Employees of PRA Global Holdings, Inc. and its Subsidiaries (the "2013 Plan") on the date of the change in control or as defined under the 2013 Plan on the effective date of the Shannon Agreement, whichever is more favorable to Mr. Shannon.

  The Baddour Agreement

        Pursuant to the Baddour Agreement, in the event Ms. Baddour's employment is terminated by us without "cause" or by the executive for "good reason" (each as defined below) and Ms. Baddour executes and does not revoke a general release of claims in favor of us, then Ms. Baddour will receive (i) a severance payment equal to the sum of her base salary plus an amount equal to her annual bonus for the calendar year immediately preceding the date of the termination of employment, payable over 12 months, (ii) 12 months of continued medical, dental and other health benefit coverage with the same employee cost-sharing as is provided to employees generally and (iii) all accrued but unpaid obligations.

        In the event Ms. Baddour's employment is terminated by us without cause or by Ms. Baddour for good reason on or prior to the expiration of the one-year period immediately following a "change in control" (as defined below), then Ms. Baddour will receive in lieu of the severance set forth in the preceding paragraph: (i) a severance payment equal to two times the sum of her base salary plus an amount equal to her annual bonus for the calendar year immediately preceding the date of the termination of employment, payable in a lump-sum cash payment, (ii) 24 months of continued medical, dental and other health benefit coverage with the same employee cost-sharing as is provided to employees generally and (iii) all accrued but unpaid obligations.

        The Baddour Agreement contains a "best of" provision that payments and benefits to be delivered following termination will be either delivered in full or to such lesser extent as would result in no portion of such payments and benefits being subject to the excise taxes imposed by the golden parachute rules of Section 4999 of the Code, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of such payments and benefits to Ms. Baddour on an after-tax basis.

        In consideration for these benefits, Ms. Baddour is also subject to certain restrictive covenants, including confidential information and non-disparagement covenants, each for the term of her employment with us and thereafter, and covenants not to compete and not to solicit, each for the term of her employment with us and for 12 months following her termination date.

        For purposes of the Baddour Agreement, "cause" means the occurrence of the following: (i) a material breach of the Baddour Agreement by Ms. Baddour (where she fails to cure such breach within ten business days after being notified in writing by us of such breach); (ii) Ms. Baddour's failure (except where due to a physical or mental incapacity) to substantially perform her material duties which continues beyond ten days after a written demand for substantial performance is delivered to her; (iii) Ms. Baddour engaging in or causing an act of willful misconduct that has a material adverse impact on our reputation, business, business relationships or financial condition; (iv) Ms. Baddour's conviction of, or plea of guilty or nolo contendere to, a felony, or any crime involving moral turpitude not involving a traffic offence; and (v) Ms. Baddour's willful refusal to perform the specific lawful directives of our Board of Directors which are consistent with the scope of her duties and responsibilities under the Baddour Agreement; provided, however, that no action taken by Ms. Baddour in the reasonable, good faith belief that it was in the best interest of the Company shall be treated as a basis for termination of her employment for cause under clause (i) above, and no failure of Ms. Baddour or the Company to achieve performance goals, alone, shall be treated as a basis for termination of her employment for cause under clause (ii) or (v) above.

        For purposes of the Baddour Agreement, "good reason" means: (i) any material breach of the Baddour Agreement by us; (ii) the material diminution, without Ms. Baddour's written consent, of her position, title, authority, duties or responsibilities as indicated in the Baddour Agreement or the appointment of any other person, without Ms. Baddour's written consent, to perform any material part of such duties, including, without limitation, the failure of Ms. Baddour to have such duties and responsibilities with respect to the acquiring entity following a "change in control"; and (iii) the failure by us to obtain the assumption in writing of our obligation to perform under the Baddour Agreement by any successor to all or substantially all of our assets. Ms. Baddour may terminate her employment for good reason by providing us with 30 days' written notice setting forth in reasonable specificity the event that constitutes good reason, within 90 days of the occurrence of such event. During such 30 days' notice period, we have the opportunity to cure the event that constitutes good reason, and if not cured within such period, Ms. Baddour's termination will be effective upon the expiration of such cure period.

        For purposes of the Baddour Agreement, "change in control" is defined under the PRA Health Sciences, Inc. 2014 Omnibus Incentive Plan (the "2014 Plan") on the date of the change in control or as defined under the 2014 Plan on the effective date of the Baddour Agreement, whichever is more favorable to Ms. Baddour.

  The Dockhorn Agreement

        Pursuant to the Dockhorn Agreement, in the event Mr. Dockhorn's employment is terminated (i) as a result of Mr. Dockhorn's death or disability, (ii) by us without "cause" or (iii) by Mr. Dockhorn for "good reason" (each as defined below) and Mr. Dockhorn executes and does not revoke a general release of claims in favor of us, then Mr. Dockhorn will receive (a) a severance payment equal to Mr. Dockhorn's base salary for a 12 month period, (b) reimbursements for 12 months of continued medical, dental and other health benefit coverage and (c) all accrued by unpaid obligations.

        In the event Mr. Dockhorn's employment is terminated (i) as a result of Mr. Dockhorn's disability, (ii) by us without cause or (iii) by Mr. Dockhorn for good reason within 12 months following a "change in control" (as defined below), then Mr. Dockhorn will receive (a) a severance payment equal to two times his base salary, payable in a lump-sum cash payment, (b) reimbursements for 24 months of continued medical, dental and other health benefit coverage and (c) all accrued but unpaid obligations.

        In consideration for these severance benefits, Mr. Dockhorn is also subject to certain restrictive covenants, including confidential information and non-disparagement covenants, each for the term of his employment with us and thereafter, and covenants not to compete and not to solicit, each for the term of his employment and for 12 months following his termination date; provided, however, that if Mr. Dockhorn receives his "change in control" termination benefits described above, the term for the covenants not to compete and not to solicit will be for 24 months following the termination date rather than 12 months following the termination date.

        For purposes of the Dockhorn Agreement, "cause" includes, but is not limited to: (i) a material breach of the Dockhorn Agreement by Mr. Dockhorn (where Mr. Dockhorn fails to cure such breach within five business days after being notified in writing by us of such breach); (ii) Mr. Dockhorn's failure (except where due to a physical or mental incapacity) to substantially perform his material assigned duties as reasonably determined by us; (iii) Mr. Dockhorn engaging in or causing an act that has a material adverse impact on our reputation, business, business relationships or financial condition; (iv) Mr. Dockhorn's conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (v) Mr. Dockhorn's gross misconduct, dishonesty, or fraud; or (vi) Mr. Dockhorn's willful refusal to perform the specific lawful directives of the CEO, or the CEO's designee, which are consistent with the scope, ethics and nature of Mr. Dockhorn's duties and responsibilities; provided, however, that no action taken by Mr. Dockhorn in a reasonable, good faith belief that it was in the Company's best interest shall be treated as a basis for termination of his employment for cause under clause (i) above, and no failure of Mr. Dockhorn or the Company to achieve performance goals, alone, shall be treated as a basis for termination of his employment for cause under clause (ii) or (vi) above.

        For purposes of the Dockhorn Agreement, "good reason" means: (i) any material breach of the Dockhorn Agreement by us; or (ii) the appointment of any other person, without Mr. Dockhorn's written consent, to perform any substantial part of his duties, including Mr. Dockhorn's failure to have substantially the same duties and responsibilities with an acquiring entity after any "change in control". Mr. Dockhorn may not resign for good reason unless he provides written notice to us within 90 days after the initial occurrence of the event or condition which constitutes good reason and we have not cured the existence of such event or condition within 30 days of the receipt of such written notice.

        For purposes of the Dockhorn Agreement, "change in control" means: (i) the sale of all or substantially all of our assets; (ii) the consummation of a merger or other consolidation of our Company with any other corporation other than (a) a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of our voting securities, or any surviving company, outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of our Company (or similar transaction) in which no person (as used in Sections 13(d)

and 14(d) of the Exchange Act, excluding us or any corporation owned, directly or indirectly, by us or our stockholders in the same proportions as their ownership of our stock) acquires more than 30% of the combined voting power of the Company's then-outstanding securities; or (iii) any person (as used in Sections 13(d) and 14(d) of the Exchange Act, excluding us or any corporation owned, directly or indirectly, by us or our stockholders in the same proportions as their ownership of our stock) becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities representing 30% or more of the combined voting power of our then-outstanding securities.

Director Compensation

        Our compensation program for non-employee directors is determined by our Board. The objectives of the program are to attract and retain highly qualified directors and to compensate them in a manner that closely aligns their interests with those of our stockholders. Pursuant to our non-employee director compensation program, each director who is not employed by us or affiliated with KKR is entitled to compensation as follows:

  •
  $45,000 in cash, paid quarterly in arrears for membership on our Board;

  •
  $30,000 in cash, paid quarterly in arrears for the chairperson of our Audit Committee;

  •
  $20,000 in cash, paid quarterly in arrears for membership on our Audit Committee (other than the chairperson); and

  •
  an initial equity award in the form of restricted stock valued at approximately $100,000. Fifty percent of the award will vest on the first anniversary of the grant date and the remaining 50% of the award will vest on the second anniversary of the grant date. Within one year following a change in control, if a director's service on our Board is terminated without "cause," the restricted stock award will vest in full.

        In addition, we provide reimbursement to our independent non-employee directors for their reasonable expenses related to their services as a member of the Board of Directors and any committees thereof.

        Furthermore, in June 2016, our Board of Directors conducted a review of our independent director compensation and, based on a market assessment, determined that it was advisable to grant to each of our independent directors an additional equity award in the form of restricted stock consisting of $100,000 in value for each full year of service beginning on the first anniversary of such director's original appointment date and ending on the one year anniversary of the Company's 2016 annual meeting of stockholders (or a proportionate amount thereof for any partial year of service). As with the initial equity awards, 50% of this award will vest on the first anniversary of the grant date and the remaining 50% of the award will vest on the second anniversary of the grant date. Within one year following a change in control, if a director's service on our Board is terminated without "cause," the restricted stock award will vest in full.

        The following table sets forth information concerning the compensation for our non-employee directors during the fiscal year ended December 31, 2016. The employee director and KKR affiliated directors did not receive compensation for serving on the Board of Directors or its committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Total ($)
Jeffrey T. Barber	75,000	155,318	230,318
Matthew P. Young	65,000	130,954	195,954
Linda S. Grais, M.D.	65,000	64,357	129,357
Max C. Lin	—	—	—
James C. Momtazee	—	—	—
Ali J. Satvat	—	—	—
Colin Shannon	—	—	—

(1)
Amounts represent the grant date fair value of these restricted stock awards in accordance with Topic 718 and are based on the closing market price of our common stock on the trading day prior to the date of grant. As of December 31, 2016, Mr. Barber held 3,538 unvested restricted stock awards, Mr. Young held 4,795 unvested restricted stock awards and Dr. Grais held 2,757 unvested restricted stock awards, all subject to time-vesting criteria.

Compensation Committee Interlocks and Insider Participation

        During the 2016 fiscal year, the Compensation Committee consisted of Dr. Grais and Messrs. Lin, Momtazee, Satvat and Young none of whom were, during the fiscal year, an officer or employee of the Company and none of whom were formerly an officer of the Company. Messrs. Lin, Momtazee and Satvat are affiliates of KKR. During 2016, none of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or our Board. We are parties to certain transactions with KKR described in the "Transactions with Related Persons" section of this proxy statement.

 OWNERSHIP OF SECURITIES

        The following table and accompanying footnotes set forth information regarding the beneficial ownership of our common stock as of April 5, 2017 by: (1) each person known to us to beneficially own more than 5% of our common stock, (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        As of April 5, 2017, there were 62,253,722 shares of our common stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Stockholders
Investment funds affiliated with KKR(1)	22,695,984		36.5%
The Vanguard Group(2)	4,488,780		7.2%
Named Executive Officers
Colin Shannon(3)	745,108		1.2%
Linda Baddour(4)	441,688		*
David Dockhorn(5)	106,827		*
Directors
James C. Momtazee(6)	—		—
Ali J. Satvat(6)	—		—
Max C. Lin(6)	—		—
Jeffrey T. Barber	9,094	(7)	*
Matthew P. Young	6,607	(8)	*
Linda S. Grais, M.D.	4,048	(9)	*
All executive officers and directors as a group (9 persons)(10)	1,313,372		2.1%

*
Less than 1%

(1)
Amounts beneficially owned reflect 22,695,984 shares directly owned by KKR PRA Investors L.P. KKR PRA Investors GP II LLC is the sole general partner of KKR PRA Investors L.P. KKR PRA Investors GP LLC is the sole member of KKR PRA Investors GP II LLC. KKR North America Fund XI L.P. is the sole member of KKR PRA Investors GP LLC. KKR Associates North America XI L.P. is the general partner of KKR North America Fund XI L.P. KKR North America XI Limited is the general partner of KKR Associates North America XI L.P. KKR Fund Holdings L.P. is the sole shareholder of KKR North America XI Limited. KKR Fund Holdings GP Limited is a general partner of KKR Fund Holdings L.P. KKR Group Holdings L.P. is the sole shareholder of KKR Fund Holdings GP Limited and a general partner of KKR Fund Holdings L.P. KKR Group Limited is the general partner of KKR Group Holdings L.P. KKR & Co. L.P. is the sole shareholder of KKR Group Limited. KKR Management LLC is the general partner of KKR & Co. L.P. Messrs. Henry R. Kravis and George R. Roberts are the designated members of KKR Management LLC and may be deemed to share voting and dispositive power with respect to the shares directly owned or beneficially owned by KKR PRA Investors L.P. Each of KKR PRA Investors GP II LLC, KKR PRA Investors GP LLC, KKR North America Fund XI L.P., KKR Associates North America XI L.P., KKR North America XI Limited, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC, and Messrs. Kravis and Roberts may be deemed to be the beneficial owner of the securities held by KKR PRA Investors L.P., but each disclaim beneficial ownership of such securities. The principal business address of each of the entities and persons identified in this and the paragraph above, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY, 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. As of April 5, 2017, KKR PRA Investors L.P. has pledged, hypothecated or granted security interests in all of its shares of our common stock pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of common stock pledged to them and may seek recourse against the borrower.

(2)
The information concerning The Vanguard Group is based on a Schedule 13G filed with the SEC on February 13, 2017. As of December 31, 2016, The Vanguard Group is deemed to have (a) sole voting power with respect to 53,936 shares, (b) shared voting power with respect to 7,425 shares, (c) sole dispositive power with respect to 4,429,405 shares and (d) shared dispositive power with respect to 59,375 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)
Includes 745,108 options currently exercisable or exercisable within 60 days of April 5, 2017.

(4)
Includes 441,688 options currently exercisable or exercisable within 60 days of April 5, 2017.

(5)
Includes 106,827 options currently exercisable or exercisable within 60 days of April 5, 2017.

(6)
Messrs. Momtazee, Satvat and Lin are executives of KKR. Each of Messrs. Momtazee, Satvat and Lin disclaims beneficial ownership of shares beneficially owned by KKR PRA Investors L.P. or its affiliates.

(7)
Represents 3,538 unvested restricted stock awards and 5,556 vested shares. Fifty percent of the awards will vest on the first anniversary of the grant date and the remaining 50% of the award will vest on the second anniversary of the grant date. Within one year following a change in control, if Mr. Barber's service on our Board is terminated without "cause," the restricted stock awards will vest in full.

(8)
Represents 2,983 unvested restricted stock awards and 3,624 vested shares. Fifty percent of the awards will vest on the first anniversary of the grant date and the remaining 50% of the award will vest on the second anniversary of the grant date. Within one year following a change in control, if Mr. Young's service on our Board is terminated without "cause," the restricted stock awards will vest in full.

(9)
Represents 2,757 unvested restricted stock awards and 1,291 vested shares. 1,291 of the awards will vest on October 12, 2017. The remaining 1,466 awards will vest 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date.

  Within one year following a change in control, if Dr. Grais' service on our Board is terminated without "cause," the restricted stock awards will vest in full.

(10)
Includes shares that are owned or may be deemed to be owned by current directors and executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires executive officers and directors, a company's chief accounting officer and persons who beneficially own more than 10% of a company's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of copies of such reports and written representations from our executive officers, directors and KKR, we believe that our executive officers, directors and KKR complied with all Section 16(a) filing requirements during 2016.

 TRANSACTIONS WITH RELATED PERSONS

        Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on NASDAQ. Under the policy:

  •
  any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by an approving body comprised of disinterested members of the Board of Directors or any Committee of the Board; provided that a majority of the members of the Board of Directors or such committee, respectively, are disinterested (the "Approving Body"); and

  •
  any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

        In connection with the review and approval or ratification of a related person transaction:

  •
  management must disclose to the Approving Body the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person's direct or indirect interest in, or relationship to, the related person transaction;

  •
  management must advise the Approving Body as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

  •
  management must advise the Approving Body as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with the Securities Act, the Exchange Act and related rules; and

  •
  management must advise the Approving Body as to whether the related person transaction constitutes a "personal loan" for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

        In addition, the related person transaction policy provides that the Approving Body, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee's status as an "independent," "outside," or "non-employee" director, as applicable, under the rules and regulations of the SEC, NASDAQ and the Code of Conduct.

Arrangements with our Executive Officers

        In connection with the KKR Transaction, we entered into letter agreements with certain members of our management, including each of our executive officers, pursuant to which such members agreed to invest in our stock, generally through the rolling over of a portion of their then current issuer stock options, and/or through the purchase of our shares with cash. Our Board also granted options to purchase shares of our common stock to certain members of management and key employees, including to our executive officers, in December 2013. In connection with their rollover of existing options and the grants of new options described above, the participating members of our management, including our executive officers, were required to enter into a management stockholder's agreement and a sale participation agreement, as well as an option rollover agreement and/or stock option agreement, as applicable.

        Below are brief summaries of the principal terms of the management stockholder's agreement and the sale participation agreement.

Management Stockholder's Agreement

        The management stockholder's agreement imposes significant restrictions on transfers of shares of our common stock.

        Generally, shares will be nontransferable by any means at any time prior to the earlier of a "Change in Control" (as defined in the management stockholder's agreement) or the fifth anniversary of the closing date of the KKR Transaction (September 23, 2018), except (i) sales pursuant to an effective registration statement under the Securities Act filed by the Company in accordance with the management stockholder's agreement, (ii) a sale pursuant to the sale participation agreement (described below), (iii) a sale to certain "Permitted Transferees" (as defined in the management stockholder's agreement) or (iv) as otherwise permitted by KKR PRA Investors L.P.

        On May 18, 2015, in connection with its prior pledge of its shares of our common stock pursuant to a margin loan agreement, KKR PRA Investors L.P. waived the restrictions on transfer contained in the management stockholder's agreement with respect to 22% of the shares held by each management stockholder as of March 2, 2015 (including any shares which the management stockholder would have been entitled to acquire under unexercised options granted by the Company to the extent exercisable as of March 2, 2015) (such waiver being referred to herein as the "2015 Waiver").

        On March 18, 2016, in connection with a secondary offering of shares of our common stock by KKR PRA Investors L.P. and a waiver of piggyback registration rights by management stockholders, the Compensation Committee waived the restrictions on transfer contained in the management stockholder's agreement with respect to 34% of the shares held by each management stockholder as of March 2, 2016 (including any shares which the management stockholder would have been entitled to acquire under unexercised options granted by the Company to the extent exercisable as of March 2, 2016 and any shares issued, cancelled and/or sold under the 2015 Waiver) net of any shares that were issued, cancelled and/or sold under the 2015 Waiver (such waiver being referred to herein as the "March 2016 Waiver").

        On May 5, 2016, in connection with another secondary offering of shares of our common stock by KKR PRA Investors L.P. and a waiver of piggyback registration rights by management stockholders, the Compensation Committee waived the restrictions on transfer contained in the management stockholder's agreement with respect to 46.3% of the shares held by each management stockholder as of May 6, 2016 (including any shares which the management stockholder would have been entitled to acquire under unexercised options granted by the Company to the extent exercisable as of May 6, 2016 and any shares issued, cancelled and/or sold under the 2015 Waiver and/or the March 2016 Waiver) net of any shares that were issued, cancelled and/or sold under the 2015 Waiver and/or the March 2016 Waiver (such waiver being referred to herein as the "May 2016 Waiver" and, together with the 2015 Waiver and the March 2016 Waiver, the "Prior Waivers").

        On November 28, 2016, in connection with another secondary offering of shares of our common stock by KKR PRA Investors L.P. and a waiver of piggyback registration rights by management stockholders, the Compensation Committee waived the restrictions on transfer contained in the management stockholder's agreement with respect to 65.1% of the shares held by each management stockholder as of November 16, 2016 (including any shares which the management stockholder would have been entitled to acquire under unexercised options granted by the Company to the extent exercisable as of November 16, 2016 and any shares issued, cancelled and/or sold under the Prior Waivers) net of any shares that were issued, cancelled and/or sold under the Prior Waivers.

        Following our IPO, in the event any other registration statement is filed with respect to our common stock in the future, the management stockholder's agreement prohibits management stockholders from selling shares not included in such registration statement from the time of notice until 90 days following the date of the related prospectus. The management stockholder's agreement also provides for the management stockholder's ability to cause us to repurchase their outstanding stock and options in the event of the management stockholder's death or disability, and for our ability to cause the management stockholder to sell their stock or options back to the Company upon certain termination events.

        Additionally, following our IPO, management stockholders have limited "piggyback" registration rights with respect to their shares of common stock. The maximum number of shares of common stock which a management stockholder may register is generally proportionate with the percentage of common stock being sold by KKR PRA Investors L.P. (relative to their holdings thereof). In connection with a secondary offering of shares by KKR PRA Investors L.P. announced March 2, 2016, Mr. Shannon and Ms. Baddour each exercised their piggyback registration rights with respect to shares of common stock acquired by them upon exercise of previously granted options. Mr. Shannon sold 77,019 shares, and Ms. Baddour sold 93,000 shares in the offering. In connection with a secondary offering of shares by KKR PRA Investors L.P. announced May 2, 2016, Ms. Baddour exercised her piggyback registration rights with respect to shares of common stock acquired by her upon exercise of previously granted options. Ms. Baddour sold 92,308 shares in the offering.

Sale Participation Agreement

        The sale participation agreement grants management stockholders the right to participate in any private direct or indirect sale of shares of common stock by KKR PRA Investors L.P., and requires all management stockholders to participate in any such private sale if so elected by KKR PRA Investors L.P. in the event that it is proposing to sell stock in a transaction that would constitute a "Change in Control" (as defined in the management stockholder's agreement) (such right being referred to herein as the "Drag-Along Right"). The number of shares of common stock which would be required to be sold by a management stockholder pursuant to the exercise of the Drag-Along Right will be the sum of the number of shares of common stock then owned by the management stockholder and his or her affiliates plus all shares of common stock the management stockholder is entitled to acquire under any unexercised options (to the extent such options are exercisable or would become exercisable as a result of the consummation of the proposed sale), multiplied by a fraction (i) the numerator of which shall be the aggregate number of shares of common stock proposed to be transferred by KKR PRA Investors L.P. in the proposed sale and (ii) the denominator of which shall be the total number of shares of common stock owned by KKR PRA Investors L.P. Management stockholders will bear their pro rata share of any fees, commissions, adjustments to purchase price, expenses or indemnities in connection with any sale under the sale participation agreement.

Arrangements with KKR

Stockholders Agreement

        In connection with our IPO, we entered into a stockholders agreement with certain affiliates of KKR. This agreement grants affiliates of KKR the right to nominate to our Board of Directors a number of designees equal to: (i) at least a majority of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 50% of the shares of our common stock entitled to vote generally in the election of our directors; (ii) at least 40% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 40% but less than 50% of the shares of our common stock entitled to vote generally in the election of our directors; (iii) at least 30% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 30% but less than 40% of the shares of our common stock entitled to vote generally in the election of our directors; (iv) at least 20% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 20% but less 30% of the shares of our common stock entitled to vote generally in the election of our directors; and (v) at least 10% of the total number of directors comprising our Board of Directors at such time as long as affiliates of KKR beneficially own at least 5% but less than 20% of the shares of our common stock entitled to vote generally in the election of our directors. For purposes of calculating the number of directors that affiliates of KKR are entitled to nominate pursuant to the formula outlined above, any fractional amounts would be rounded up to the nearest whole number and the calculation would be made on a pro forma basis, taking into account any increase in the size of our Board of Directors (e.g., one and one quarter (1 1/4) directors shall equate to two directors). In addition, in the event a vacancy on the Board of Directors is created by the death, disability, retirement or resignation of a KKR director designee, affiliates of KKR shall, to the fullest extent permitted by law, have the right to have the vacancy filled by a new KKR director-designee.

Registration Rights Agreement

        KKR PRA Investors L.P. and its general partner entered into a registration rights agreement with us in connection with the KKR Transaction. Pursuant to this agreement, KKR PRA Investors L.P. can cause us to register shares of our common stock held by it under the Securities Act and, if requested, to maintain a shelf registration statement effective with respect to such shares. KKR PRA Investors L.P. is also entitled to participate on a pro rata basis in any registration of our common stock under the Securities Act that we may undertake. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify KKR PRA Investors L.P. and members of management participating in any offering against certain liabilities which may arise under the Securities Act.

Certain Family Relationships

        Douglas Dockhorn, an employee of ours since August 2014, is the brother of David W. Dockhorn, our Executive Vice President and Corporate Compliance Officer. Our employment agreement with Douglas Dockhorn provides for an annual base salary and an annual MIP target bonus of $50,000. Douglas Dockhorn's base salary is subject to periodic review for possible merit increases, as our Compensation Committee deems appropriate. Effective May 1, 2016, Doug Dockhorn's base salary of $220,500 was increased to $250,000. The actual amount of the MIP bonus is adjusted based upon our corporate financial performance and individual performance. See "Executive Compensation—Compensation Discussion and Analysis—Compensation Elements—Bonuses" for more information on our MIP. We believe that the compensation for Douglas Dockhorn is comparable to the compensations paid by other companies in our industry for similar positions. Douglas Dockhorn also participates in employee benefit plans generally available to our employees.

 STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

        If any stockholder wishes to propose a matter for consideration at our 2018 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, PRA Health Sciences, Inc., 4130 ParkLake Avenue, Suite 400, Raleigh, North Carolina 27612. To be eligible under the SEC's stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2018 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before December 22, 2017. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

        In addition, our bylaws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2018, you must submit a timely notice in accordance with the procedures described in the our bylaws. To be timely, a stockholder's notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2018, such a proposal must be received on or after February 1, 2018, but not later than March 3, 2018. In the event that the date of the Annual Meeting of Stockholders to be held in 2018 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year's Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2018 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2018 or 10 calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2018 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

HOUSEHOLDING OF PROXY MATERIALS

        SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as "householding," provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Corporate Secretary, 4130 ParkLake Avenue, Suite 400, Raleigh, North Carolina 27612.

 OTHER BUSINESS

        The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,
Linda Baddour Corporate Secretary

        We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.prahs.com) and click on "Financial Information" under the "Investor Relations" heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2016, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

    Corporate Secretary
    PRA Health Sciences, Inc.
    4130 ParkLake Avenue, Suite 400
    Raleigh, North Carolina 27612

Appendix A

PRA HEALTH SCIENCES, INC.

2017 EMPLOYEE STOCK PURCHASE PLAN

        1.    Establishment of Plan; Purposes.    The Company hereby adopts the Plan. The purpose of the Plan is to provide Eligible Employees of the Company with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code and, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code will have the same definition herein.

        2.    Definitions.    As used in the Plan, the following terms shall have the meanings provided in this Section 2.

          (a)   "Acquiring Corporation" shall have the meaning ascribed to it in Section 17(a).

          (b)   "Administrator" means the Committee or one or more of the Company's officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Board or Committee may assign any of its administrative tasks to the Administrator.

          (c)   "Base Compensation" means an Eligible Employee's annualized regular, fixed base salary or wages based on the Eligible Employee's salary or wage rate (and number of hours per week) in effect as of the day prior to the Date of Grant of a given Offering Period, and excludes any bonus, sales commissions, overtime payment, payment of deferred compensation or equity compensation, contribution by the Company or a Participating Subsidiary to an employee benefit plan or other similar payment or contribution.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Code" means the United States Internal Revenue Code of 1986, as amended or replaced to date or hereafter. References to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          (f)    "Committee" means the Compensation Committee of the Board or any subcommittee referred to in Section 5(c).

          (g)   "Common Stock" means the common stock of the Company, $0.01 par value per share, as the same may be converted, changed, reclassified or exchanged.

          (h)   "Company" means PRA Health Science, Inc., a Delaware corporation, or any successor to all or substantially all of the Company's business that adopts this Plan.

          (i)    "Contributions" means the amount of Base Compensation contributed by a Participant through payroll deductions to fund the exercise of any Options granted to such Participants pursuant to the Plan.

          (j)    "Corporate Transaction" shall have the meaning ascribed to it in Section 17(b).

          (k)   "Date of Grant" means the first day of each Offering Period.

          (l)    "Enrollment Date" means the date an Eligible Employee: (i) satisfies the eligibility requirements of the Plan, and (ii) delivers to the Company's Human Resources Department not later than three (3) business days before the next Date of Grant a fully-completed enrollment document (utilizing a form provided by the Company for such purpose) indicating the Eligible Employee's election to participate in the Plan and authorizing Contributions as described herein.

          (m)  "Eligible Employee" means every employee of the Company or the Participating Subsidiaries, if any, on a Date of Grant (including every employee who is on paid or authorized but unpaid leave of absence on such Date of Grant), subject to the exclusions permitted or required as set forth in Sections 6(b) or 6(c) of the Plan.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (o)   "Fair Market Value" shall have the meaning ascribed to it in Section 10.

          (p)   "Notice Period" shall have the meaning ascribed to it in Section 20.

          (q)   "Offering Period" means the periods established in accordance with Section 7 during which rights to purchase Shares may be granted pursuant to the Plan and may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 7 and 29.

          (r)   "Option" means the right to purchase Shares under the Plan during an Offering Period.

          (s)   "Option Price" shall have the meaning ascribed to it in Section 9.

          (t)    "Parent Corporation" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (u)   "Participant" means an Eligible Employee who enrolls in the Plan.

          (v)   "Participating Subsidiaries" means those Parent Corporations and/or Subsidiaries that the Administrator designates from time to time as corporations that participate in the Plan.

          (w)  "Plan" means PRA Health Science, Inc. 2017 Employee Stock Purchase Plan.

          (x)   "Principal Exchange" means the principal stock exchange or market on which the Common Stock is then traded.

          (y)   "Purchase Date" means the last day of each Offering Period, subject to adjustment as described in Section 7.

          (z)   "Shares" means the shares of Common Stock reserved for the Plan.

          (aa) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (bb) "Termination Date" shall have the meaning ascribed to it in Section 3.

          (cc) "Trading Day" means a day on which the Principal Exchange is open for trading.

          (dd) "Withdrawal Date" shall have the meaning ascribed to it in Section 13(c).

          (ee) "Withdrawal Notice" means a Participant's written notice to the Company, made on a form provided by the Company for such purpose, of the Participant's intention to withdraw from an Offering Period.

        3.    Effective Date; Termination Date.    The Plan will be subject to approval by a vote of the holders of a majority of the shares of the Company's Common Stock present or represented, in person or by proxy, and entitled to vote at a meeting of the Company's stockholders held in accordance with

Delaware law. Subject to such approval, the Plan is effective as of July 1, 2017, and, unless sooner terminated as provided herein, will terminate at 5:00 P.M. Eastern time on June 30, 2027 (the "Termination Date"). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 29 below), (b) issuance of all of the Shares, or (c) the Termination Date. Following the Termination Date, no further Options may be granted under the Plan, but such termination will not affect any Option granted prior to the Termination Date.

        4.    Stock Subject to Plan.    A total of 3,000,000 Shares of the Company's Common Stock are reserved and will be available for issuance under this Plan. Such number will be subject to adjustments effected in accordance with Section 16 of this Plan. In the event that an Option or part thereof expires or is otherwise canceled or terminated, the Shares subject to the unexercised portion of such Option will be available for re-use in future Option grants under the Plan.

        5.    Administration.    (a) The Plan will be administered by the Committee. Anything in the Plan to the contrary notwithstanding, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance there upon, information and/or advice furnished by the Company's officers or employees, the Company's accountants, the Company's counsel and any other party that the Committee deems necessary. The Company will pay all reasonable expenses incurred by the Administrator and the Company in connection with the administration of this Plan.

          (b)   The Committee shall have full power and authority to: administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall participate in an Option grant and which Parent Corporation(s) and Subsidiaries of the Company shall be Participating Subsidiaries participating in an offering, (iii) determine the terms and conditions of any right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 17 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Option Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form other instrument or agreement relating to the Plan shall be made in the Committee's sole discretion and shall be final, binding and conclusive for all purposes and upon all interested persons.

          (c)   To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, references to the "Administrator" shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 5(c).

        6.    Eligibility.

          (a)   Eligible Employees are eligible to participate in the offering for each Offering Period.

          (b)   In establishing the terms of an Option granted hereunder, the Administrator may exclude one or more of the following categories of employees from participation in such Offering Period:

              (i)  any employee who has a period of employment with the Company and/or a Participating Subsidiary of less than 2 years (or some shorter period of employment as may be established by the Administrator);

             (ii)  any employee whose customary employment with the Company and/or a Participating Subsidiary is less than 20 hours per week (or at the discretion of the Administrator a threshold less than 20 hours per week);

            (iii)  any employee whose customary employment is less than 5 months (or at the discretion of the Administrator a threshold less than 5 months) with the Company and/or a Participating Subsidiary in any calendar year; or

            (iv)  any employee who is a "highly compensated employee" as defined in Section 414(q) of the Code of the Company or a Participating Subsidiary, and provided that the Administrator may also exclude subsets of highly compensated employees to the extent permitted by Section 423 of the Code and the regulations issued thereunder.

          (c)   Notwithstanding anything else provided herein, an Option may not be granted in an Offering Period to an employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, (i) owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries, or (ii) as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (or any Parent Corporation or Subsidiary of the Company).

        7.    Offering Periods.    Unless otherwise determined by the Administrator, this Plan will be administered on the basis of sequential six-month Offering Periods until the Plan is terminated: (a) the six (6) month period commencing on January 1 and ending on the following June 30, and (b) the six (6) month period commencing on July 1 and ending on the following December 31. The Administrator may establish additional or alternative sequential or overlapping Offering Periods, which may have different durations, provided that no Offering Period may exceed twenty-seven (27) months. In the event that the Purchase Date of a given Offering Period is not a Trading Day, then the Purchase Date will be the last day prior to such date which is a Trading Day.

        8.    Grant of Option; Expiration.    Each person who is an Eligible Employee on a Date of Grant will be granted an Option for the Offering Period. Such Option will be for up to the whole number of Shares to be determined by dividing 12,500 by the Fair Market Value of one Share determined as of the Date of Grant. In any event, Options granted to Eligible Employees are subject to the individual limit set forth in Section 14. In order to participate in the Plan for a given Offering Period, an Eligible Employee must enroll as described in Section 11 below. The Options granted hereunder will be exercised only as described in Section 12 below. Any portion of an Option remaining unexercised after the Purchase Date for the Offering Period to which such Option relates will expire immediately upon the end of such Offering Period.

        9.    Option Price.    The purchase price per share at which a Share may be acquired on a Purchase Date will be eighty-five percent (85%) of the lesser of: (a) the Fair Market Value of a Share on the Date of Grant (or, if the Date of Grant is not a Trading Day, the first Trading Day of the Offering Period), or (b) the Fair Market Value of a Share on the Purchase Date (the "Option Price"); provided, however, that the Administrator may, prior to the commencement of any Offering Period, provide for an Option Price for such Offering Period based on a discount of less than fifteen percent (15%) of the Fair Market Value of a Share on the Date of Grant or the Purchase Date.

        10.    Fair Market Value.    For purposes of the Plan, the "Fair Market Value" of a Share will be determined as follows:

          (a)   If the Company's Common Stock is publicly traded as of a given date of determination hereunder, the Fair Market Value will be the closing selling price per share of Common Stock on such date of determination, as such price is reported on the Principal Exchange. If there is no closing selling price for the Common Stock on a given date of determination hereunder, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

          (b)   If the Company's Common Stock is at the time not publicly traded, the Fair Market Value as of a given date will be determined by the Committee, in good faith, taking into account any and all information known to the Company regarding the price and number of shares traded, if any, in privately negotiated transactions, and such other factors as it deems appropriate.

        11.    Enrollment by Eligible Employee.

          (a)    Enrollment.    An Eligible Employee will be able to participate in the Plan on the first Date of Grant after his or her Enrollment Date. The Company may, from time to time, change the Enrollment Date as deemed advisable by the Administrator in its sole discretion for proper administration of the Plan, upon providing reasonable notice. For avoidance of doubt, an employee who becomes eligible to participate in the Plan after an Offering Period has commenced will not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering Period.

          (b)    Failure to Enroll.    An Eligible Employee who does not deliver an enrollment form to the Company's Human Resources Department on or before the third (3rd) business day before the next Date of Grant will not participate in the Plan for that Offering Period, nor for any subsequent Offering Period unless such Eligible Employee subsequently enrolls in the Plan by filing such an enrollment form with the Company's Human Resources Department on or before the third (3rd) business day before the next Date of Grant of such subsequent Offering Period.

          (c)    Continuance of Enrollment.    Once enrolled, a Participant's enrollment carries forward to each subsequent Offering Period, unless and until such Participant's employment with the Company ends, the Participant changes payroll withholding as described in Section 12(d) below, or the Participant withdraws from participation as described in Section 13 below.

        12.    Payroll Deduction Plan; Exercise of Option and Payment of Option Price.    Shares which are acquired pursuant to the exercise of an Option hereunder may be paid for only by means of Contributions made by the Participant during the Offering Period. Except as set forth below, the amount of Contributions withheld from a Participant's Base Compensation during each pay period will be determined by the Participant's enrollment form.

          (a)    Limitations on Payroll Withholding.    Payroll withholding with respect to the Plan for any Participant will be in whole percentages from 1% to 10% (or such greater percentage as the Administrator may establish from time to time before an Offering Period begins) of the

  Participant's Base Compensation for each pay period during the applicable Offering Period. Notwithstanding the foregoing, the Administrator may change the limits on payroll withholding effective as of a future Date of Grant, upon reasonable notice to the Eligible Employees. Amounts withheld will be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under Section 423 of the Code.

          (b)    Payroll Withholding.    Payroll deductions will commence on the first payday following the Date of Grant and will continue on each payday through the end of the Offering Period unless sooner altered or terminated by the Participant or otherwise as provided in the Plan.

          (c)    Participant Accounts.    An individual bookkeeping account will be maintained under the Plan for each Participant. All payroll deductions from a Participant's Base Compensation will be credited to such account and will be deposited with the general funds of the Company. There is no obligation on the part of the Company to segregate funds for each Participant. All Contributions received or held by the Company may be used by the Company for any corporate purpose. Interest will not be paid on any Contributions held pursuant to this Plan, unless the Administrator elects to make such payments to all Participants on a non-discriminatory basis.

          (d)    Election to Decrease or Stop Withholding.    During an Offering Period, a Participant may elect to (i) decrease the amount to be withheld as many times as desired, or (ii) stop further withholding, by filing a payroll deduction change form (utilizing a form provided by the Company for such purpose) with the Company's Human Resources Department. Any such change will be effective on the first day of the first pay period that is at least seven (7) days after such notice is received; provided, however, that the Administrator may specify a longer or shorter period, upon reasonable notice to the Eligible Employees. Notwithstanding any of the foregoing, no change in withholding is permitted during the last thirty (30) days of an Offering Period.

          (e)    Exercise of Option.    On each Purchase Date, each Participant who has not withdrawn from the Offering Period or whose participation in the Offering Period has not terminated on or before such Purchase Date will automatically exercise his or her Option to acquire the number of whole Shares arrived at by dividing the total amount of the Participant's accumulated Contributions for the Offering Period by the Option Price; provided, however, in no event will the number of Shares purchased by the Participant exceed the number of Shares subject to the Participant's Option or the limitations imposed by Section 14 hereof. No Shares will be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering Period or the Plan has terminated on or before such Purchase Date.

          (f)    Issuance of Shares.    As promptly as practicable after the Purchase Date, the Company will, at its election, either: (i) issue a certificate to each Participant representing the Shares deliverable to such Participant upon the exercise of the Option; or (ii) document each Participant's interest in the Shares deliverable to such Participant by registering such Shares with the Company's transfer agent (or another custodian selected by the Company) in book-entry form in each such Participant's name.

          (g)    Remaining Cash Balance.    Any cash balance remaining in a Participant's account at the end of a Purchase Date will be refunded to the Participant as soon as practicable after such Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant's account and applied toward the purchase of Shares in the subsequent Offering Period.

        13.    Participant Withdrawal.

          (a)    Withdrawal from Offering Period.    A Participant may withdraw from an Offering Period by signing and delivering to the Company's Human Resources Department a Withdrawal Notice. Such withdrawal may be elected at any time up to fifteen (15) days (or such other number of business days as deemed advisable by the Administrator in its sole discretion for proper administration of the Plan, upon reasonable notice) prior to the end of an Offering Period. A Participant so withdrawing is prohibited from again participating in that Offering Period. Subject to Section 12(c), by withdrawing from an Offering Period, a Participant does not waive the right to participate in subsequent offerings, and may commence participation in the next Offering Period commencing immediately thereafter by again satisfying the requirements of Section 11 above. The Company may impose, from time to time, a requirement that the Withdrawal Notice be on file with the Company's Human Resources Department for a reasonable period prior to the effectiveness of the Participant's withdrawal from an Offering Period.

          (b)    Return of Contributions.    Upon withdrawal from an Offering Period pursuant to Section 13(a), the withdrawn Participant's accumulated Contributions which have not been applied toward the purchase of Shares under the Plan will be returned as soon as practicable after the withdrawal, without the payment of any interest to the Participant (unless the Administrator has determined otherwise pursuant to Section 12(c) above), and the Participant's interest in the Offering Period will terminate.

          (c)    Participation Following Withdrawal.    An employee who is also an officer or director of the Company subject to section 16 of the Exchange Act and who is deemed to "cease participation" in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act as amended from time to time or any successor rule or regulation as a consequence of his or her withdrawal from an Offering Period pursuant to Section 13(a) above will not again participate in the Plan for at least six months after the date of such withdrawal (the "Withdrawal Date"). Unless otherwise construed to be an earlier date pursuant to any applicable law, the Withdrawal Date for purposes of this paragraph refers to the date that the related Withdrawal Notice is provided to the Company as required by Section 13(a).

        14.    Limitations on Shares to be Purchased.    No Eligible Employee will be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase Shares under all other employee stock purchase plans of the Company or any Participating Subsidiary, exceeds $25,000 in fair market value, determined as of the Date of Grant (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company will automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available under the Plan as set forth in Section 4, the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as is practicable and as the Administrator determines to be equitable.

        15.    Effect of Termination of Employment.    Termination of an Eligible Employee's employment with the Company or a Participating Subsidiary for any reason (including for retirement, disability, or death), immediately terminates his or her participation in this Plan. In addition, an Eligible Employee's failure to remain eligible to participate in the Plan as described in Section 6 above immediately terminates his or her participation in this Plan. In either such event, the Contributions credited to the Eligible Employee's account will be returned to him or her or, in the case of his or her death, as described in Section 26, as soon as practicable. Interest will not be paid on sums returned to a Participant pursuant to this Section 15 unless the Administrator elects otherwise pursuant to

Section 12(c) above. For purposes of this Section, an Eligible Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of medical leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or law.

        16.    Capital Changes.    In the event of any change affecting the number, class or terms of the Company's Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, the Administrator will make appropriate adjustments to (i) the maximum number and class of securities issuable under the Plan, and (ii) the number and class of securities and the price per Share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or Option Price of Shares subject to an Option.

        17.    Corporate Transactions.

          (a)    Effect of Corporate Transaction.    In the event of a Corporate Transaction (as defined below), the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to assume the Company's rights and obligations under the Plan. In the event that the Company's rights and obligations under the Plan are not so assumed, then the Plan will terminate effective as of the date of such Corporate Transaction, and all outstanding Options will terminate effective as of the date of the Corporate Transaction to the extent that the Option is not exercised as of the date of the Corporate Transaction. In the event of such termination, the Contributions credited to a Participant's account and not previously used to purchase Shares pursuant to an Option prior to such termination will, as soon as practicable, be returned to the Participant. Interest will not be paid on such sums returned to a Participant pursuant to this Section 17(a) unless the Administrator elects otherwise pursuant to Section 12(c) above.

          (b)    Corporate Transaction Defined.    As used in this Plan, the term "Corporate Transaction" means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

              (i)  a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

             (ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Company;

            (iii)  the complete liquidation or dissolution of the Company;

            (iv)  any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger ; or

             (v)  acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities.

        18.    Nonassignability.    Neither Contributions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 26 below) by a Participant. Any such attempt at assignment, transfer, pledge or other disposition is void and without effect.

        19.    Reports.    Each Participant will receive promptly after the end of each Offering Period a report of his or her account setting forth the total Contributions accumulated, the number of Shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

        20.    Notice of Disposition.    Each Participant will notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Date of Grant or within one (1) year from the Purchase Date on which such shares were purchased (the "Notice Period"). The Company may, at any time during the Notice Period, through appropriate legends on any certificate representing shares acquired pursuant to this Plan or otherwise, request that the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice will continue notwithstanding the any such request to the Company's transfer agent.

        21.    No Right to Continued Employment.    Neither this Plan nor the grant of any Option hereunder will confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee's employment.

        22.    Rights as a Shareholder.    No Eligible Employee will have any rights as a shareholder of the Company with respect to any Shares subject to an Option until: (a) such Option has been validly exercised in the manner described herein, (b) full payment of the Option Price has been made for such Shares, and (c) the Shares have been actually delivered to Employee in either certificated or book-entry form as described in Section 12(f) above. Except for adjustments as provided in Section 16 above, no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights as to which the record date for determining shareholders entitled to receive the same is prior to the date of the delivery of such Shares as described in Section 12(f) above.

        23.    Payment of Taxes.    Each Participant will be responsible for all federal, state, local or other taxes of any nature imposed pursuant to any law or governmental regulation or ruling on the exercise of any Options or on any income which a Participant is deemed to recognize in connection with an Option. If the Administrator determines to its reasonable satisfaction that the Company or any Participating Subsidiary is required to pay or withhold the whole or any part of any federal, state, local, or foreign income, payroll, estate, inheritance, or other tax with respect to or in connection with any Option, the exercise thereof or a Participant's resale of any Shares, then the Company or such Participating Subsidiary will have the full power and authority to withhold and pay such tax out of any Shares purchased by the Participant or from the Participant's salary or any other funds otherwise payable to the Participant, or, prior to and as a condition of exercising such Option, the Company may require that the Participant pay to it in cash the amount of any such tax which the Administrator, in good faith, determines is required to be withheld.

        24.    Equal Rights and Privileges.    All Eligible Employees will have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code will, without further act or amendment by the Company, the Administrator or the Board, be reformed to comply with the requirements of Section 423. This Section takes precedence over all other provisions in this Plan.

        25.    Notices.    Except as otherwise provided herein, any notice which the Company or an Eligible Employee may be required or permitted to give to the other will be in writing and will be deemed duly given when delivered personally or deposited in the United States mail, first class postage prepaid, and properly addressed. Notice, if to the Company, will be sent to the following address:

    PRA Health Sciences, Inc.
    4130 ParkLake Avenue, Suite 400
    Raleigh, NC 27612
    Attn: General Counsel

        Any notice sent by mail by the Company to an Eligible Employee will be sent to the most current address of the Eligible Employee as reflected on the records of the Company or its Participating Subsidiaries as of the time said notice is required. In the case of a deceased Eligible Employee, any notice will be given to the Eligible Employee's personal representative if such representative has delivered to the Company evidence satisfactory to the Company of such representative's status as such and has informed the Company of the address of such representative by notice pursuant to this Section.

        26.    Designation of Beneficiary.

          (a)   A Participant may file on a form provided by the Company a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant's account under this Plan in the event of such Participant's death subsequent to the end of a Purchase Period but prior to delivery to him of such Shares and cash. In addition, a Participant may file on a form provided by the Company a written designation of a beneficiary who is to receive any cash from the Participant's account under this Plan in the event of such Participant's death prior to a Purchase Date.

          (b)   A Participant may change such designation of beneficiary at any time by written notice on a form provided by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant's death, the Company will deliver such Shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Administrator may designate.

        27.    Conditions upon Issuance of Shares; Limitation on Sale of Shares.    The issuance of Shares under the Plan will be subject to compliance with all applicable requirements of foreign, federal or state law with respect to the Shares. An Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations or the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed. Shares will not be issued with respect to an Option unless (i) a registration statement under the Securities Act of 1933, as amended, is in effect at the time of exercise with respect to the Shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of such Act. As a condition to the exercise of an Option, the Company may require a Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

        28.    Applicable Law.    The Plan will be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

        29.    Amendment or Termination of this Plan.    The Board may, from time to time, amend, modify, suspend or discontinue the Plan at any time without notice, provided that no Eligible Employee's existing rights pursuant to an Option are adversely affected thereby; and, provided further that, except with the approval of stockholders of the Company, no such amendment of the Plan will: (a) increase the aggregate number of shares which may be sold upon the exercise of Options granted under the Plan; (b) change the formula by which the number of shares which any Participant may purchase is determined; or, (c) make any other material change for which stockholder approval is required by the rules of the Principal Exchange. In the event the Board terminates or discontinue the Plan, no further Options may be granted under the Plan, but such termination will not affect any Option granted prior to the termination; any Options outstanding as of the date of any such termination will remain in full force and effect according to their terms as though the Plan had not been terminated. Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

        30.    Successors and Assigns.    Subject to Sections 18 and 26, this Plan will bind and inure to the benefit of the Company, any Eligible Employee, and their respective successors, assigns, personal or legal representatives and heirs.

        31.    Severability.    It is intended that each provision of this Plan be viewed as separate and divisible, and in the event that any provision hereof is held to be invalid or unenforceable, the remaining provisions will continue to be in full force and effect.

        32.    Titles.    Titles of Sections are provided herein for convenience only, do not modify or affect the meaning of any provision herein, and do not serve as a basis for interpretation or construction of this Plan.

        33.    Gender and Number.    As used herein, the masculine gender includes the feminine and neuter, the singular numbers the plural, and vice versa, whenever such meanings are appropriate.

Driving Directions to the Annual Meeting

From Raleigh-Durham International Airport:

        Take Interstate 40 East towards Raleigh to exit 289 for Wade Avenue. Follow Wade Avenue for approximately 1 mile to the exit for Edwards Mill Road. Turn left at the traffic signal onto Edwards Mill Road. Travel 2.8 miles to ParkLake Avenue and turn right at the traffic signal. PRA Health Sciences will be directly ahead on the right. Turn right in front of the building to access parking.

 PRA Health Sciences, Inc. 4130 ParkLake Avenue Suite 400 Raleigh, North Carolina 27612 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01 Colin Shannon02 James C. Momtazee 000 The Board of Directors recommends you vote FOR proposals 2 and 3. ForAgainst Abstain The Board of Directors recommends you vote 1 YEAR on the following proposal:1 year 2 years 3 years Abstain 2To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2017. 3Approval, in a non-binding advisory vote, of the compensation paid to the Company's named executive officers. 000 000 4Recommendation, in a non-binding, advisory vote, of whether a non-binding stockholder vote to approve the compensation paid to the Company's named executive officers should occur every one, two or three years. The Board of Directors recommends you vote FOR 0000 the following proposal:ForAgainst Abstain 5Approval of the PRA Health Sciences, Inc. 2017 Employee Stock Purchase Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 000 0000333049_1 R1.0.1.15 YesNo 00 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com PRA HEALTH SCIENCES, INC. Annual Meeting of Stockholders June 1, 2017 9:00 AM This proxy is solicited by the Board of Directors The stockholder hereby appoints Linda Baddour, Michael J. Bonello, Charles H. Munn Jr., Timothy J. McClain and each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PRA HEALTH SCIENCES, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on 6/1/2017, at PRA Health Sciences, Inc. 4131 ParkLake Avenue, 6th Floor, Raleigh, North Carolina 27612, and any adjournment or postponement thereof. 0000333049_2 R1.0.1.15 Continued and to be signed on reverse side